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As filed with the Securities and Exchange Commission on July 27, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BPZ Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	33-0502730 (I.R.S. Employer Identification No.)
11999 Katy Freeway, Suite 560 Houston, Texas 77079 (281) 556-6200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Manuel Pablo Zúñiga-Pflücker
President and CEO
11999 Katy Freeway, Suite 560
Houston, Texas 77079
(281) 556-6200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Mark W. Coffin Adams and Reese, LLP 4400 One Houston Center 1221 McKinney Street Houston, Texas 77010 (713) 652-5151

Approximate date of commencement of proposed offering to the public:
As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value per share	13,265,696	$5.07(1)	$67,257,079	$7,916.19

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the OTC Bulletin Board on July 22, 2005.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated                        , 2005

PROSPECTUS

BPZ ENERGY, INC.

13,265,696 Shares of Common Stock

        We are registering 13,265,696 shares of our common stock, all of which are being offered by the shareholders listed under the heading "Selling Security Holders." We will not receive any of the proceeds from the sales of the shares of common stock by the selling shareholders. However, included in the shares we are registering are 1,000,000 shares of common stock underlying options to purchase common stock at $1.30 per share. If and when such options are exercised, we would receive maximum aggregate proceeds of $1,300,000 from the exercise of these options. The selling shareholders will sell at prevailing market prices on the OTC Bulletin Board or privately negotiated prices. Our common stock trades under the symbol "BPZI".

        There are certain risks involved with the ownership of our common stock, including risks related to our new business and the market for our common stock. (See "Risk Factors" contained in this prospectus)

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005

i

PROSPECTUS SUMMARY

        This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information, including but not limited to, the risk factors, contained in this prospectus. Unless the context requires otherwise, references in this prospectus to "we," "us," "our," "BPZ" and "the Company" refer to BPZ Energy, Inc., a Colorado corporation, and our subsidiaries after the merger effective September 10, 2004. References to "Navidec" refer to Navidec, Inc. prior to the merger. "BPZ-Texas" refers to BPZ Energy, Inc., a Texas corporation and wholly owned subsidiary of the Company.

About Us

        BPZ Energy, Inc., a Colorado corporation ("BPZ"), formerly known as Navidec, Inc. ("Navidec"), was incorporated in 1993. Based in Houston, Texas, BPZ is an international energy company with properties in South America, specifically northwest Peru and southwest Ecuador. The Company is focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ Energy, Inc., a Texas corporation engaged in international oil and gas exploration and production ("BPZ-Texas"), consummated a reverse merger with Navidec whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the "Merger"). For accounting purposes, BPZ-Texas was treated as the acquiring entity. See "Business and Properties—Navidec Merger Transaction" and Note 2 to the December 31, 2004 and 2003 Consolidated Financial Statements, both included in this filing, for detailed discussion regarding the Merger. On February 4, 2005, the Company changed its name to "BPZ Energy, Inc." Though the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        In 2001, we established a registered branch in Peru, officially designated as "BPZ Energy, Inc. Sucursal Peru." Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.76 million acres in northwest Peru. We acquired a minority working interest in the license contract for Block Z-1 in November 2001 and subsequently acquired 100% ownership of the block in November 2004. In addition, we acquired a 100% working interest in the license contract for Block XIX in December 2003. Generally, the terms of a license contract in Peru provide for an initial seven year exploration period and a total term of 40 years for gas development and production and 30 years for oil development and production. In December 2003, we also entered into a Technical Evaluation Agreement for Area VI and a Promotional Technical Evaluation Agreement for Area XVI. These latter two Agreements give us the right to conduct technical evaluations of those areas over a 24-month period and the exclusive right to enter into license contracts if the evaluations indicate the potential for profitable operations.

        To date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. We have not drilled any wells or recognized any revenues from our operations and do not anticipate generating significant revenues from our properties prior to mid-2006.

        In June 2004, we acquired the capital stock of SMC Ecuador, Inc., a Delaware corporation ("SMC"), which owns a non-operated minority working interest in certain oil and gas producing properties located in the southwest region of the Republic of Ecuador (the "Santa Elena Properties"). SMC has had its interest in the Santa Elena Properties for the past eight years. The license agreement covering the property extends through May 2016.

Capital Structure

        Shares of common stock authorized: 250,000,000

        Shares of common stock outstanding prior to this offering: 37,953,774 as of July 22, 2005

        Shares of preferred stock authorized: 25,000,000

        Shares of preferred stock outstanding prior to this offering: -0- as of July 22, 2005

The Offering

        All of the shares are being offered by selling shareholders. The selling shareholders currently own 12,265,696 shares of common stock. In addition, we are registering 1,000,000 common shares underlying option agreements for resale on a "when-issued" basis. These options are exercisable at $1.30 per share. The selling shareholders will sell at prevailing market prices or privately negotiated prices. Our common stock is currently traded on the OTC Bulletin Board under the symbol BPZI.

Summary Financial Information

        The following tables set forth summary financial information and other equity information about us. You should read this summary information in conjunction with "Business and Properties," and "Management's Discussion and Analysis and Plan of Operation" which include discussions of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this prospectus.

	Quarter Ended March 31, 2005	Quarter Ended March 31, 2004	Fiscal Year Ended December 31, 2004		Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2002
	(Unaudited)	(Unaudited)	(Audited)		(Audited)	(Audited)
Statement of Operations Data
Net loss	$(1,030,548)	$(118,483)	$(18,040,272	)(1)	$(94,622)	$(158,115)
Basic and diluted net loss per share	$(0.06)	$(0.03)	$(2.08)		$(0.02)	$(0.04)
Weighted average common shares outstanding	16,706,527	4,103,454	8,689,988		4,103,454	4,103,454

(1)
Includes merger costs of $16,284,966 as explained in Note 2 "Merger and Merger Costs" to the December 31, 2004 and 2003 Consolidated Financial Statements included later in this prospectus.

	March 31, 2005	December 31, 2004	December 31, 2003	December 31, 2002
	(Unaudited)	(Audited)	(Audited)	(Audited)
Balance Sheet Data
Cash and cash equivalents	$1,771,301	$4,014,191	$8,156	$21,962
Total assets	$3,766,538	$4,833,855	$415,226	$26,142
Total liabilities	$538,171	$574,940	$780,125	$296,419
Stockholders' equity (deficit)	$3,228,367	$4,258,915	$(364,899)	$(270,277)

RISK FACTORS

        The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors.

        Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to the Oil and Natural Gas Industry and Power Industries and Our Business.

        We have a limited operating history and have only engaged in start-up activities.    Although BPZ-Texas was formed in 2001, we are in a formative stage because we have not had significant business operations since formation and have generated no revenues from the production of oil or gas from our properties. We are also subject to all of the risks inherent in attempting to expand a relatively new business venture. Such risks include, but are not limited to, the possible inability to profitably operate our existing properties or properties to be acquired in the future, our possible inability to fund the requirements of such properties and our possible inability to acquire additional properties that will have a positive effect on our operations. There can be no assurance that we will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of our securities. The experience of our management team has primarily been in the exploration and production industry and we have limited experience in the power generation business. We are initially relying on consultants and outside engineering and technical firms to provide the expertise to plan and execute the power generation aspects of our strategy and we have not yet hired full-time employees to manage this line of business. Accordingly, we are subject to the risk that because of these factors and other general business risks noted throughout these "Risk Factors" we may not be able to profitably execute our power generation strategy.

        We own rights to oil and gas properties that have not yet been developed.    We own rights to oil and gas properties that have limited or no development. There are no guarantees that our properties will be developed profitably or that the potential oil and gas resources on the property will produce as expected if they are developed.

        We require significant additional financing for the exploration and development of our foreign oil and gas properties and the construction of our proposed power generation facility, pipeline and gas processing facility, which may not be available.    With the net proceeds from a $6 million private offering completed on September 30, 2004 and net proceeds from a $34.4 million private offering completed on July 19, 2005, we have begun to implement our plans to develop our existing oil and gas properties, but we do not have sufficient funds required to bring our exploration, development and acquisition activities to profitability or to complete construction of our proposed power generation and midstream projects. We anticipate that full and profitable development of our existing and future oil and gas discoveries and prospects in South America and completion of our constructions projects may take several years and will require significant additional capital expenditures that we will not be able to fund from operations. If we are unable to timely obtain adequate funds to finance these expenditures, our ability to develop our oil and gas reserves may be severely limited or substantially delayed. Such limitations or delay could result in the potential loss of our oil and gas properties if we were unable to meet our obligations under the license agreements. Inability to obtain funds also could cause us to delay, scale back or abandon our plans for construction of our power generation facility, pipelines, and gas processing facility.

        We anticipate that amounts required to fund our foreign activities will be funded from debt financing, sale of equity interests, joint venture arrangements, the sale of oil and gas interests, and/or future cash flows from operations. The exact nature and terms of such funding sources is unknown at this time, and there can be no assurance that we will obtain such funding or have adequate funding available to finance our operations in Peru. In particular, there can be no assurance that we will receive financing from the IFC. See "MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION—Liquidity and Capital Resources."

        Our future operating revenue is dependent upon the performance of our properties.    Our future operating revenue depends upon our ability to profitably operate our existing properties by drilling and completing wells that produce commercial quantities of gas and our ability to expand our operations through the successful implementation of our plans to explore and acquire additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. There can be no assurances that once in operation we can produce sufficient operating revenue to operate our existing properties or acquire additional oil and gas producing properties and leases. We may not discover any recoverable reserves, or we may not be able to make a profit from the reserves that we discover. In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained. Such options would include debt financing, sale of equity interests in the Company, joint venture arrangements, or the sale of oil and gas interests. If we are unable to secure such alternative financing on a timely basis, we could be required to delay or scale back our operations. If such unavailability of funds continues for an extended period of time, this could result in the termination of our operations and the loss of an investor's entire investment.

        Our business involves many uncertainties and operating risks that may prevent us from realizing profits and can cause substantial losses.    Our development activities may be unsuccessful for many reasons, including weather, the drilling of dry holes, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure we will realize a profit on our investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. Our business involves a variety of operating risks, including:

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  fires;

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  explosions;

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  blow-outs and surface cratering;

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  uncontrollable flows of natural gas, oil and formation water;

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  natural disasters, such as hurricanes and other adverse weather conditions;

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  pipe, cement, subsea well or pipeline failures;

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  casing collapses;

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  mechanical difficulties, such as lost or stuck oil field drilling and service tools;

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  abnormally pressured formations;

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  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

        If we experience any of these problems, any well bores, platforms, gathering systems and processing facilities could be affected, which could adversely affect any drilling operations we may commence. We could also incur substantial losses as a result of:

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  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

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  injury or loss of life;

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  severe damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  clean-up responsibilities;

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  regulatory investigation and penalties;

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  suspension of our operations; and

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  repairs to resume operations.

        If any of these risks occur, and our resulting losses are significant, we may have to curtail or suspend any drilling operation we may eventually commence.

        We plan to conduct offshore exploration, exploitation and production operations off the coast of northwest Peru, all of which are also subject to a variety of operating risks peculiar to the marine environment.    Such risks include capsizing, collisions and damage or loss from adverse weather conditions or interference from commercial fishing activities. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, exploitation and acquisitions or result in loss of equipment and properties.

        Construction and operation of power generation and gas processing facilities and pipelines involve significant risks that cannot always be covered by insurance or contractual protections. The construction of power generation and gas processing facilities and pipelines involve many risks, including:

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  supply interruptions,

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  work stoppages,

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  labor disputes,

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  social unrest,

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  inability to negotiate acceptable construction, supply or other contracts,

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  inability to obtain required governmental permits and approvals,

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  weather interferences,

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  unforeseen engineering, environmental and geological problems, and

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  unanticipated cost overruns.

        The ongoing operation of these facilities involves all of the risks described above, in addition to risks relating to the breakdown or failure of equipment or processes and performances below expected levels of output or efficiency. While we will maintain insurance, obtain warranties from vendors and obligate contractors to meet certain performance levels, the proceeds of such insurance, warranties or performance guarantees may not be adequate to cover lost revenues or increased expenses. Any of these risks could cause us to operate below expected capacity levels, which in turn could result in lost revenues, increased expense and higher maintenance costs.

        Our success depends on the existence and growth of markets for natural gas and electricity in Peru and Ecuador.    Peru has a relatively well-developed and stable market for electricity, while the power market in Ecuador is not as well-developed or stable. We do not intend to produce or sell power in Ecuador at this time. Both countries rely on hydro-electric generating capacity for a significant portion of their power demand. Hydro plants are much less expensive to operate than plants which utilize natural gas, but are subject to variable output based on rainfall and reservoir levels. The majority of the non-hydro, or thermal, power capacity consists of generating plants that utilize diesel or fuel oil, which are significantly more costly than natural gas at this time. Both countries have natural gas reserves and production, but neither has a well-developed natural gas infrastructure. Our immediate business plan relies on the continued stability of the power market in Peru (and Ecuador for the purpose of gas sales to third-party power producers in Ecuador) and our longer-term plans depend on the further development of the electricity market in Ecuador. We are subject to the risks that relatively more favorable business conditions for hydro plants or other competitive issues may adversely affect the demand and prices for the electricity that we expect to produce. We are also subject to the risks associated with potential disruptions or changes to regulations of the natural gas or power markets in these countries. We plan to enter into long-term contracts to sell a significant part of our future power production. There is a market for long-term purchases of power and natural gas, but there can be no assurance that we will be successful in obtaining such contracts on favorable terms. We will also be subject to the general commercial issues related to being in the power business, including the credit-worthiness of and collections from future customers and the ability to profitably operate our future power plants.

        The geographic concentration of our properties in northwest Peru and southwest Ecuador subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that region specifically.    The geographic concentration of our properties in northwest Peru and southwest Ecuador and adjacent waters means that some or all of our properties could be affected by the same event should that region experience:

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  severe weather (such as the effects of "El Nino", which can cause excessive rainfall and flooding in Peru and Ecuador);

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  delays or decreases in production, the availability of equipment, facilities or services;

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  delays or decreases in the availability of capacity to transport, gather or process production; or

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  changes in the regulatory environment.

        Because all our properties could experience the same condition at the same time, these conditions could have a relatively greater impact on our results of operations than they might have on other operators who have properties over a wider geographic area.

        Instability of International Operations.    Presently, all of our oil and gas properties are located in South America, specifically Peru and Ecuador. The success and profitability of our international operations may be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, tax laws (including host-country export, excise and income taxes and U.S. taxes on foreign operations) and fluctuations in the value of the U.S. dollar versus the local currencies in which oil and gas producing activities may be conducted. This instability in laws, expenses of operations and fluctuations in exchange rates may make our assumptions about the economic viability of our oil and gas properties incorrect. If these assumptions are incorrect, we may not be able to earn sufficient revenue to cover our costs of operations.

        Our operations in Peru and Ecuador involve substantial costs and are subject to certain risks because the oil and gas industry in Peru and Ecuador is less developed than in the United States.    The oil and gas industries in Peru and Ecuador are not as developed as the oil and gas industry in the United States. As a result, our drilling and development operations in many instances will take longer to complete and may cost more than similar operations in the United States. The availability of technical expertise, specific equipment and supplies may be more limited in Peru and Ecuador than in the United States. Further, once oil and natural gas production is recovered, there are fewer ways to transport it to market for sale. Pipeline and trucking operations are subject to uncertainty and lack of availability. Oil and natural gas pipelines and truck transport travel through miles of territory and are subject to the risk of diversion, destruction or delay. We expect that such factors will continue to subject our international operations to economic and operating risks that companies with domestic operations do not experience.

        The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and exploitation plans on a timely basis and within our budget.    Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition or results of operations. If the unavailability or high cost of rigs, equipment, supplies or personnel were particularly severe in Peru and Ecuador, we could be materially and adversely affected because our operations and properties are concentrated in those areas.

        We are subject to numerous foreign laws and regulations of the oil and natural gas industry that can adversely affect the cost, manner or feasibility of doing business.    Our operations are subject to extensive foreign laws and regulations relating to the exploration for and the development, production and transportation of oil and natural gas as well as electrical power generation. Future laws or regulations, any adverse change in the interpretation of existing laws or our failure to comply with existing legal requirements may harm our results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

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  work program guarantees and other financial responsibility requirements;

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  taxation;

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  royalty requirements;

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  customer requirements;

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  operational reporting; and

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  safety requirements.

        Under these laws and regulations, we could be liable for:

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  personal injuries; and

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  property and natural resource damages; and governmental infringements and sanctions.

        If we fail to comply with the terms of certain contracts related to our foreign operations, we could lose our rights under each of those contracts.    The terms of each of our contracts with the government of Peru, including our Peruvian License Contracts and Technical Evaluation Agreements, require that we perform certain activities, such as seismic interpretations and the drilling of required wells in accordance with those contracts and agreements. Our failure to timely perform those activities as required could result in the loss of our rights under a particular contract or the loss of the amounts we have posted as a guaranty for the performance of such activities, which would likely result in a significant loss to us.

        We are subject to complex environmental regulatory and permitting laws and regulations that can adversely affect the cost, manner and feasibility of our planned operations.    The development, production and sale of oil and gas in South America are subject to extensive environmental laws and regulations. Our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. For example, we are required to obtain an environmental permit or approval from the government in Peru prior to conducting seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters in offshore Peru, where we intend to conduct future oil and gas operations. Failure to comply with these laws and regulations also may result in the suspension or termination of our planned drilling operations and subject us to administrative, civil and criminal penalties.

        Our current permits and authorizations and our ability to get future permits and authorizations may, over time, be susceptible to increased scrutiny, resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience delays in obtaining permits and authorizations in Peru and Ecuador necessary for our operations. Compliance with these laws and regulations may increase our costs of operations, as well as further restrict our foreign operations. Moreover, these laws and regulations could change in ways that substantially increase our costs. These laws and regulations have changed in the past and have generally imposed more stringent requirements that increase operating costs or require capital expenditures in order to remain in compliance. It is also possible that unanticipated developments could cause us to make environmental expenditures that are significantly different from those we currently anticipate, thereby increasing our overall costs. Failure to comply with new regulations could cause us to suspend or terminate certain operations or subject us to administrative, civil and criminal penalties. Any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and our ability to implement our plan of operation.

        Compliance with, or breach of, laws relating to the discharge of materials into, and the protection of the environment, can be costly and could limit our operations.    As an owner or lessee and operator of oil and gas properties in Peru and Ecuador, we are subject to various national, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the owner or lessee under an oil and gas lease for the cost of property damage, oil spills, discharge of hazardous materials, remediation and clean-up resulting from operations, subject the owner or lessee to liability for pollution damages and other environmental damages, and require suspension or cessation of operations in affected areas.

        We have established practices for continued compliance with environmental laws and regulations. We believe the costs incurred by these policies and procedures are necessary business costs in the oil and gas industry. There is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not increase such compliance costs, or have a material adverse effect upon our capital expenditures, earnings or competitive position.

        Our oil and gas operations involve substantial costs and are subject to various economic risks.    Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. The cost and length of time necessary to produce any reserves may be such that it will not be economically viable. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. We also face the risk that the oil and/or gas reserves are less than anticipated, that we will not have sufficient funds to drill on the property, that we will not be able to market the oil and/or gas due to a lack of a market and that fluctuations in the prices of oil and/or gas will make development of those leases uneconomical. This could result in a total loss of our investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

        Competition for oil and natural gas properties and prospects is intense; some of our competitors have larger financial, technical and personnel resources that give them an advantage in evaluating and obtaining properties and prospects.    We operate in a highly competitive environment for reviewing prospects, acquiring properties, marketing oil and natural gas and securing trained personnel and equipment. In addition, changes in Peruvian government regulation have enabled multinational and regional companies to enter the Peruvian energy market. Competition in our business activities has increased and will increase further, as existing and new participants expand their activities as a result of these regulatory changes. Many of our competitors possess and employ financial resources that allow them to obtain substantially greater technical and personnel resources than we have. We actively compete with other companies in our industry when acquiring new leases or oil and gas properties. For example, Perupetro may choose to call for bids, either through international competitive biddings or through private bidding processes by invitation, if several companies are interested in an area, and award the contract to the highest bidder. These additional resources can be particularly important in reviewing prospects and purchasing properties. Our competitors may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our competitors may also be able to pay more for productive oil and natural gas properties and exploratory prospects than we are able or willing to pay. On the acquisition opportunities made available to us, we compete with other companies in our industry for properties operated by third parties through a private bidding process, direct negotiations or some combination thereof. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete successfully in these areas in the future, our future revenues and growth may be diminished or restricted. The availability of properties for acquisition depends largely on the divesting practices of other oil and natural gas companies, commodity prices, general economic conditions and other factors we cannot control or influence.

        The loss of senior management or key technical personnel could adversely affect us.    We have engaged certain members of management who have substantial expertise in the type of endeavors that we presently conduct. We do not maintain any life insurance against the loss of any of these individuals. To the extent that their services become unavailable, we will be required to retain other qualified personnel. There can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms.

        Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of our current technical personnel become unavailable, we will need to hire qualified personnel to take their place. No assurance can be given that we will be able to recruit and hire such persons on acceptable terms.

        Insurance does not cover all risks.    Exploration for and production of oil and natural gas can be hazardous, involving unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can result in damage to or destruction of wells or production facilities, formations, injury to persons, loss of life, or damage to property or the environment. Even if we are able to secure additional financing, we may not have sufficient capital to establish any reserves for contingent liabilities or workovers. We do not presently maintain insurance against losses or liabilities arising from our operations or for environmental coverage. We will evaluate whether we will obtain insurance coverage and in what amounts, consistent with our business activities in the future, should our management determine that we have sufficient funds to do so. No such insurance coverage can insure for all operational or environmental risks. The occurrence of an event that is not insured or not fully insured could result in losses to us. For example, uninsured environmental damages, property damages or damages related to personal injuries could divert capital needed to implement our plan of operation. If any such uninsured losses are significant, we may have to curtail or suspend our drilling operations until such time as replacement capital is obtained, if ever.

        A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.    With respect to our oil and gas business, any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Oil and natural gas are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control. Those factors include:

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  international political conditions (including wars and civil unrest);

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  the domestic and foreign supply of oil and gas;

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  the level of consumer demand;

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  weather conditions;

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  domestic and foreign governmental regulations and other actions;

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  actions taken by the Organization of Petroleum Exporting Countries (OPEC);

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  the price and availability of alternative fuels; and

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  overall economic conditions.

        Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil and natural gas we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity we may have and may require a reduction in the carrying value of our oil and gas properties. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and acquisition costs for additional reserves may also increase.

        We may not be able to develop a proven reserve base.    Our future success will depend upon our ability to find, acquire and develop oil and gas reserves that are economically recoverable. Any reserves we develop will decline as they are produced, except to the extent that we conduct successful revitalization activities, or are able to acquire properties containing proven reserves, or both. To develop reserves and production, we must implement our development and production programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. Our current strategy is to develop a reserve base, production and cash flow through the development of oil and gas fields to which we have development rights and selective acquisitions of other desirable oil and gas properties where we can utilize new and existing technology. We can give no assurance that our planned development, revitalization, and acquisition activities will result in significant reserves or that we will have success in discovering and producing reserves at economical exploration and development costs. We may not be able to locate geologically satisfactory property, particularly since we will be competing for such property with other oil and gas companies, most of which have much greater financial resources than ourselves. Moreover, even if desirable properties are available to us, we may not have sufficient funds with which to acquire additional leases.

Risks Relating to the Offering

        Investor profits, if any, may be limited for the near future.    In the past, we have never paid a dividend. We do not anticipate paying any dividends in the near future. Accordingly, investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur. Further, any appreciation in the price of our common stock may be limited or nonexistent as long as we continue to have operating losses. We have not been profitable since our inception and we incurred a net loss of $18,040,272 for the fiscal year ended December 31, 2004, including merger costs of $16,284,966 as explained in Note 2, "Merger and Merger Costs" to the December 31, 2004 and 2003 Consolidated Financial Statements

included later in this prospectus. In addition, we incurred a net loss of $1,030,548 during the quarter ended March 31, 2005, details of which can be found in our March 31, 2005 Unaudited Consolidated Statement of Operations included later in this prospectus. To date we have not had any revenue or earnings from operations, and we will continue, in all likelihood, to sustain operating expenses without corresponding revenues until we are able to successfully implement our plan of operation, if ever.

        Because our common stock may be subject to the "penny stock" regulations, its liquidity may be reduced.     Generally, penny stocks are equity securities (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system; (iv) that are Nasdaq Stocks that trade below $5.00 per share; or (v) of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years), or with average revenues of less than $6.0 million for the last three years. The penny stock rules require a broker/dealer to deliver, prior to a transaction in a penny stock, a standardized risk disclosure document prescribed by the SEC and to provide the potential purchaser of penny stock with the following information:

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  information about penny stocks;

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  the nature and level of risk in the penny stock market;

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  the bid and offer quotations for the stock; and

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  other burdensome and detailed information.

        Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our common stock during the time that our common stock is subject to the penny stock regulations. Our common stock is quoted on the OTC Bulletin Board and could be considered a penny stock subject to the penny stock regulations if the price of our common stock remains below $5.00 and we are not subject to any other exemptions. This could reduce the liquidity of our common stock and make it more difficult for investors to sell our common stock.

        Additional infusions of capital may have a dilutive effect on existing shareholders.    To finance our operations we may sell additional shares of our stock. Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

        Shares eligible for future sale by our current shareholders may impair our ability to raise capital through the sale of our stock.    As of July 22, 2005 we had 37,953,774 shares of common stock outstanding. We are currently registering for resale under this prospectus 12,265,696 shares of common stock and 1,000,000 common shares underlying option agreements. In addition, the Merger Agreement provides for the future issuance of an additional 9,000,000 common shares to the former shareholders of BPZ-Texas on an earn-out basis if we achieve certain production goals prior to December 31, 2007. The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease and thus could impair our ability to raise capital through the sale of our equity securities.

        We are controlled by our officers, directors and entities affiliated with them.    In the aggregate, our management and directors own or control approximately 36.7% of our common stock outstanding as of July 22, 2005. See "Security Ownership of Certain Beneficial Owners and Management" included in this filing for further details regarding the ownership of our shares. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sales of the shares of common stock by the selling shareholders. However, included in the shares we are registering are 1,000,000 shares of common stock underlying options to purchase common stock at $1.30 per share. If and when such options are exercised, we would receive maximum aggregate proceeds of $1,300,000 from the exercise of these options. We would not, however, receive any of the proceeds from the sale of the common stock underlying such options.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that concern our business. Such statements are not guarantees of future performance and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in "Management Discussion and Analysis and Plan of Operation," "Risk Factors," and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

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  our ability to satisfy any foreign governmental requirements affecting the license and other rights we have in oil and gas properties;

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  our ability to obtain sufficient financing to commence drilling operations;

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  our ability to discover, develop and produce economic quantities of oil and gas on our properties;

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  capital costs of drilling and completing wells;

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  capital costs of building other related production or gathering facilities;

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  the availability of contract operators and drillers;

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  the continued demand for crude oil and natural gas; and

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  the expansion and growth of our operations.

        These statements are based on certain assumptions and analyses made by us in light of our experience and our product research. Such statements are subject to a number of assumptions including the following:

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  risks and uncertainties, including the risk factors in this prospectus;

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  general economic and business conditions;

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  the business opportunities that may be presented to and pursued by us;

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  changes in laws or regulations, including foreign laws and regulations that may impact us, and other factors, many of which are beyond our control; and

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  ability to obtain financing under favorable conditions.

        The cautionary statements contained or referred to in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BUSINESS AND PROPERTIES

Overview

        BPZ Energy, Inc. ("BPZ"), a Colorado corporation, formerly known as Navidec, Inc. ("Navidec"), was incorporated in 1993. Based in Houston, Texas, BPZ is an international energy company with properties in South America, specifically northwest Peru and southwest Ecuador. The Company is focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ Energy, Inc., a Texas corporation engaged in international oil and gas exploration and production ("BPZ-Texas"), consummated a reverse merger with Navidec whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the "Merger"). For accounting purposes, BPZ-Texas was treated as the acquiring entity. See "Business and Properties—Navidec Merger Transaction" and Note 2 to the December 31, 2004 and 2003 Consolidated Financial Statements for detailed discussion regarding the Merger. On February 4, 2005, the Company changed its name to "BPZ Energy, Inc." Though the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        In 2001, we established a registered branch in Peru, officially designated as "BPZ Energy, Inc. Sucursal Peru." Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.76 million acres in northwest Peru. We acquired a minority working interest in the license contract for Block Z-1 in November 2001 and subsequently acquired 100% ownership of the block in November 2004. In addition, we acquired a 100% working interest in the license contract for Block XIX in December 2003. Generally, the terms of a license contract in Peru contain an initial seven year exploration period and a total term of 40 years for gas development and production and 30 years for oil development and production. In December 2003, we also entered into a Technical Evaluation Agreement for Area VI and a Promotional Technical Evaluation Agreement for Area XVI. These latter two Agreements give us the right to conduct technical evaluations of those areas over a 24-month period and the exclusive right to enter into license contracts if the evaluations indicate the potential for profitable operations.

        To date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. We have not drilled any wells or recognized any revenues from our operations and do not anticipate generating significant revenues from our properties prior to mid-2006.

        In June 2004, we acquired the capital stock of SMC Ecuador, Inc., a Delaware corporation ("SMC"), which owns a non-operated minority working interest in certain oil and gas producing properties located in the southwest region of the Republic of Ecuador (the "Santa Elena Properties"). SMC has had its interest in the Santa Elena Properties for the past eight years. The license agreement covering the property extends through May 2016.

Navidec Merger Transaction

        On July 8, 2004, BPZ-Texas and Navidec entered into a Merger Agreement (the "Merger Agreement") providing for the acquisition of BPZ-Texas as a wholly owned subsidiary of Navidec, in a transaction intended to qualify as a tax free share exchange. The Merger was consummated on September 10, 2004.

        The Merger Agreement provided for the immediate issuance by Navidec of 9,000,000 shares of its common stock to the shareholders of BPZ-Texas and the future issuance of an additional 18,000,000 shares on an earn-out basis if the Company achieves certain reserve and production goals. The first earn-out target, relating to 9,000,000 shares, was achieved in December 2004. The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007. Should all of the earn-out shares be earned, the former shareholders of BPZ-Texas would receive, in the aggregate, 27,000,000 shares of our common stock. Upon completion of the Merger, the officers and directors of Navidec resigned, except the former CEO of Navidec, John R. McKowen, who remained a director of BPZ from the date of the Merger until July 1, 2005. Mr. McKowen along with the management and four directors of BPZ-Texas became the executive officers and directors of the surviving entity.

        As part of the merger transaction, Navidec agreed to provide through a private placement not less than $3 million nor more than $6 million in additional equity capital for our operations and working capital needs. As of September 30, 2004, this private placement was closed at $6.0 million of total gross proceeds. Net proceeds of approximately $5.5 million became available for use by us in connection with our business operations.

        As of the effective date of the merger, we were owned approximately 18.9% by the new investors in the Company who acquired their shares in the September 2004 private placement, 24.4% by the legacy Navidec shareholders, and approximately 56.7% by the former BPZ-Texas shareholders. Assuming the pro forma issuance of the entire 18,000,000 earn-out shares of common stock, the post-merger Company would be owned approximately 8.9% by the new private placement investors, 11.4% by the legacy Navidec shareholders, and approximately 79.7% by the former BPZ-Texas shareholders. In addition, as of the merger date, the Company assumed or granted 4,961,076 potentially dilutive securities, consisting of warrants and stock options. See Note 2 of the Notes to the December 31, 2004 and 2003 Consolidated Financial Statement for the nature and terms of these potentially dilutive securities.

        The Merger Agreement provided that all of the business assets and liabilities of Navidec would be assigned to and assumed by Navidec Financial Services, Inc., ("NFS") a wholly owned subsidiary of Navidec, and spun-off to the pre-merger shareholders of record of Navidec as of September 9, 2004. All of the shares of NFS were distributed on February 3, 2005, though this transaction was deemed effective on a pre-merger basis under the terms of the Merger Agreement. This "spin off" transaction requires registration with the Securities and Exchange Commission ("SEC") which will be subject to SEC review and approval.

Our Properties in Peru

        We currently have rights to four properties in northwest Peru. We have a 100% working interest in license contracts for Block Z-1 and Block XIX. We have also entered into a Technical Evaluation Agreement for Area VI and a Promotional Technical Evaluation Agreement for Area XVI. These latter two Agreements give us the right to conduct technical evaluations of those areas over a 24-month period and the exclusive right to enter into license contracts if the evaluations indicate the potential for profitable operations. These four blocks occupy a combined area of approximately 2.76 million acres. Generally, the terms of a license contract in Peru provide for an initial seven year exploration period and a total term of 40 years for gas development and production and 30 years for oil development and production.

BPZ'S UNDEVELOPED PROPERTIES IN NORTHWEST PERU

CONTRACT / AGREEMENT	BASIN	AREA(c)	BPZ's Participation
		(acres)	(%)
Block Z-1(a)	Tumbes	739,205	100%
Block XIX(a)	Tumbes/Talara	472,860	100%
Area XVI(b)	Talara	107,095	100%
Area VI(b)	Lancones	1,443,561	100%

Total		2,762,721

(a)
License Contract

(b)
Technical Evaluation Agreement

(c)
All acreage is considered undeveloped

BPZ PERU PROPERTIES

Colombia
Ecuador
Brazil
PERU
Bolivia
Chile
Salinas
BLOCK 2
Guayaquil
PACIFIC OCEAN
Gulf of Guayaquil
Machala
ECUADOR
PERU
BLOCK Z-1
Tumbes
BLOCK XIX
XIV
Z-5
"A"
V
AREA XVI
X
II
XV
VI
IV
IX
I
VII
III
AREA VI
ECUADOR
PERU
Z-6
Z-2B
Z-4
Piura
XIII
Onshore
BPZ's BLOCKS
OTHER BLOCKS
Offshore
BPZ Energy, Inc.

Description of Block Z-1 and License Contract

        Block Z-1, a coastal offshore area encompassing 739,205 acres, is situated at the southern end of the Gulf of Guayaquil in northwest Peru. Geologically, the block lies within the Tumbes basin. From the coastline, water depths increase gradually. The average water depth of the area is approximately 200 feet and only 10% of the area has depths greater than 500 feet. There are four structures which were drilled in the 1970's and 1980's by previous operators, including Tenneco, Inc. and Belco Oil and Gas Corporation. These structures are known as the Albacora, Corvina, Delfin and Piedra Redonda fields. Wells drilled in each of these structures encountered hydrocarbons, principally natural gas, while drilling at depths ranging from 6,000 to 12,000 feet. However, at the time the wells were drilled, it was not considered economic to produce and sell natural gas from the fields. Accordingly, the wells were either suspended or abandoned.

        BPZ originally acquired its initial interest in Block Z-1 in a joint venture with Syntroleum Corporation, under an exploration and production license contract dated November 30, 2001, with an effective date of January 29, 2002. Under the original contract, BPZ owned a 5% non-operating working interest in the block. Syntroleum later transferred its interest to Nuevo Energy, Inc. Subsequent to the merger of Nuevo Energy, Inc. and Plains Exploration and Production Company, Nuevo Energy, Inc. transferred its interest in Block Z-1 to BPZ who then assumed a 100% working interest, as well as the remaining obligations under the contract. Perupetro approved the assumption of Nuevo's interest by BPZ and the designation of BPZ as a qualified operator under the contract in November 2004. Such action was subject to official ratification and issuance of a Supreme Decree by the government of Peru, which was received in February 2005. Accordingly, an amended contract was signed with Perupetro, which named BPZ as the owner of 100% of the participation under the license contract. The Block Z-1 contract term is 30 years from the effective date for oil production and 40 years for gas production. Royalties under the contract vary from 5% to 20% based on production volumes.

        The license contract provides for an initial exploration phase of seven years, which is divided into four periods, and can be extended under certain circumstances for an additional three years. Each period has a commitment for exploration activities and requires a financial guarantee to secure the performance of the work commitment during such period. Block Z-1 is currently in the second exploration period which will last for up to 18 months, ending in July 2006. During the second exploration period, BPZ must drill at least one exploratory well or acquire 300 square kilometers of seismic data. BPZ posted a $1.3 million performance bond in January 2005 in connection with the second exploration period. The third exploration period is scheduled to begin in July 2006 and expire in January 2008 and will require the drilling of an additional exploratory well or other equivalent work commitments and will require a performance bond of $1.0 million. The fourth and final exploration period is scheduled to begin in January 2008 and expire in January 2009. It will also require the drilling of an additional exploratory well or other equivalent work commitments and will require a performance bond of $1.0 million. The performance bond amounts are not cumulative, and are released as soon as the work commitment for that exploration period has been satisfied. In addition, BPZ is required to make technology transfer payments, related to training costs of Perupetro professional staff, during the exploration phase of $50,000 per year.

        The exploitation, or development, period of the contract will commence as soon as BPZ declares a commercial discovery and receives approval for a field development plan. BPZ must declare a commercial discovery no later than the end of the last exploration period, including any extensions or deferments. Under the terms of the contract, oil production can continue for a total of 30 years from the effective date of the contract, and gas production can continue for 40 years.

Description of Block XIX and License Contract

        Block XIX covers approximately 472,860 acres, lying entirely onshore and adjacent to Block Z-1 in northwest Peru. Geologically, the block lies primarily within the Tumbes basin of Oligocene-Neogene age, but also covers part of the Talara Basin to the south.

        In February 2003, BPZ entered into a Technical Evaluation Agreement with Perupetro for Block XIX. In December 2003, BPZ signed a license contract whereby it acquired a 100% interest in Block XIX. The term for the exploration period is seven years and can be extended under certain circumstances for an additional period of up to three years. If a commercial discovery is made during the exploration period, the contract will allow for the production of oil for a period of 30 years from the effective date and the production of gas for a period of 40 years. Royalties under the contract vary from 5% to 20% based on production volumes.

        The seven year exploration phase is divided into 5 periods of 18 months, 24 months, 15 months, 15 months and 12 months, respectively. BPZ is currently in the first exploration period which is scheduled to end in June 2005 unless an extension of up to six months to complete the work commitment is requested. During the first exploration period, we are required to reprocess and reinterpret 250 kilometers of 2-D seismic data and to conduct certain geological and geochemical analysis. In connection with the second exploration period, the Company will be obligated to post a $350,000 performance bond in August 2005. The third exploration period is scheduled to begin in July 2007 and will require a performance bond of $585,000. The fourth exploration period is scheduled to begin in October 2008 and will require a performance bond of $585,000. The fifth and final exploration period is scheduled to begin in January 2009 and will require a performance bond of $585,000. The performance bond amounts are not cumulative, and are released as soon as the work commitment for that exploration period has been satisfied. In addition, BPZ is required to make technology transfer payments, related to training costs of Perupetro professional staff, during the exploration phase of $5,000 per year. The exploitation, or development, period of the contract will commence as soon as the Company declares a commercial discovery and receives approval for a field development plan. The Company must declare a commercial discovery no later than the end of the last exploration period, including any extensions or deferments.

Description of Area XVI and Technical Evaluation and Promotion Agreement

        Area XVI is located onshore in northwest Peru, in the prolific oil-bearing Talara Basin, and covers an area of approximately 107,095 acres. Area XVI lies about 85 kilometers northeast of the city of Talara, and immediately to the east of Block X, currently operated by Petrobras Energía S.A. Block X is one of the most productive blocks in the Talara Basin.

        In December 2003, BPZ entered into a Technical Evaluation and Promotion Agreement for Area XVI. The purpose of the agreement is to enable BPZ to perform technical studies based on existing information, applying new concepts, new interpretations and new exploration models, with the objective of obtaining evidence of potential exploratory success under a license contract. The agreement covers a period of 24 months. At the end of this period, the Company has the preferential right to obtain a license contract covering the area. In connection with the signing of this Agreement, the Company posted a $20,000 performance bond. In addition, BPZ is obligated to arrange for technology transfer to Perupetro professional staff. The costs associated with this training are expected to be less than $5,000.

Description of Area VI and Technical Evaluation Agreement

        Area VI is located onshore in northwest Peru, within the Lancones Basin of Cretaceous—Upper Eocene Age, and covers an area of approximately 1,443,561 acres. The Lancones Basin is primarily an exploratory area and has had limited drilling activity to date.

        In December 2003, BPZ entered into a Technical Evaluation Agreement for Area VI. The purpose of the agreement is to enable BPZ to perform technical studies based on existing information, applying new concepts, new interpretations and new exploration models, with the objective of obtaining evidence of potential exploratory success under a license contract. The agreement covers a period of 24 months. At the end of this period, the Company has the preferential right to obtain a license contract covering the area. In connection with the signing of this Agreement, the Company posted a $20,000 performance bond. In addition, BPZ is obligated to arrange for technology transfer to Perupetro professional staff. The costs associated with this training are expected to be less than $10,000.

Oil and Gas Resources

        During 2004, the Company retained Gaffney Cline & Associates, Inc. ("GCA"), an internationally recognized firm of independent reserve engineers, to evaluate the oil and gas resource potential of the Corvina and Piedra Redonda Fields in the Block Z-1 license contract area. GCA focused its evaluation on the wells which were drilled by previous operators of Block Z-1, and the seismic and other geological and geophysical data available on the block.

        In the Corvina Field, five wells were drilled, including two wells drilled by Tenneco, Inc. in the mid-1970's and three wells drilled by Belco Oil and Gas Corporation ("Belco") in the early 1980's. Two drilling and production platforms were set-up during this period and are still in place in the Corvina Field. The platforms need to be repaired and refurbished, but are structurally sound and we believe they are suitable for the Company's future operations. Four of the five wells in the Corvina Field encountered indications of natural gas and apparent reservoir-quality formations. At the time these wells were drilled, there was no commercial market for natural gas in the region. One of the wells, the CX11-16X, was completed and produced natural gas at rates as high as 16.6 million cubic feet of gas per day ("MMcf/d") during two separate tests over a period of approximately 20 days each. The well was temporarily abandoned. We believe this well can also be reestablished as a producing well.

        In the Piedra Redonda Field, two wells were drilled by Belco in the late 1970's and early 1980's. Indications of natural gas were present in both wells. One well was completed, while the other well encountered high pressures and was abandoned prior to reaching its intended total depth. There is also a drilling and production platform in place in the Piedra Redonda Field. The completed well in the Piedra Redonda Field, the C18X, produced natural gas at rates as high as 8.3 MMcf/d over a period of approximately 20 days during an extended test in 1979 and was also temporarily abandoned. We believe this well can be reestablished as a producing well.

        GCA reviewed all available technical data, including a large volume of 2-D seismic data, well logs, drilling and completion reports, well test information, and other geological and geophysical data and analysis. The Company intends to develop these resources as discussed in "Management's Discussion and Analysis and Plan of Operation." The development of these resources will require a significant financial investment which is presently estimated at $90 to $100 million. We do not currently have the financial capacity or commitments for a development program of this magnitude. Accordingly, the Company has not disclosed amounts of proved reserves in its SEC filings. At such time as we obtain sufficient financial commitments to proceed with the full development of Block Z-1 and all other conditions necessary to record proved reserves are met, we expect to record SEC proved reserves and disclose such reserves in future SEC filings.

BPZ's Properties in Ecuador

        In June 2004, BPZ acquired the common stock of SMC Ecuador, Inc., a Delaware corporation ("SMC"), the owner of a 10% interest in certain non-operated oil and gas energy producing properties located in the Republic of Ecuador (the "Santa Elena Property"). We have made an election to account for this investment under the cost method. Since substantially all of the assets of SMC consist of producing oil and gas properties, we are amortizing the cost of this investment over the remaining term of the license agreement which expires in May 2016.

        The Santa Elena Property is located west of the city of Guayaquil along the coast of Ecuador. The license contract provides for royalty payments equal to 23% of production. There have been almost 3,000 wells drilled in the field since production began in the 1920's. Currently, there are approximately 1,258 active wells which produce approximately 2,000 barrels of oil per day. The majority of the wells produce intermittently by gas lift, mechanical pump or swabbing techniques. Crude oil is gathered in holding tanks and pumped via a pipeline to an oil refinery in the city of Libertad, Ecuador.

        In order to finance the acquisition, BPZ entered into a debt arrangement in the amount of $1,375,000 (the "Loan") with an individual (the "Lender"). The Loan was to be repaid in 36 equal installments, paid monthly, bearing interest at 15%. The Lender held a first lien on the common stock of SMC as collateral. Upon full repayment of the Loan by BPZ, the Lender was entitled to receive a 4% derivative working interest in the Santa Elena Property.

        In September 2004, BPZ reached an agreement with the Lender to cancel the above agreement and enter into a new agreement whereby BPZ converted $1,000,000 of the principal balance of the Loan, plus $20,529 of accrued interest, into 500,000 shares of BPZ common stock. The remaining balance of the Loan, or $293,136, is payable in 10 equal monthly installments with interest imputed at 15% ending in July 2005. The agreement to convey beneficial ownership of a 4% derivative working interest in the Santa Elena Property was also accelerated to the date of the agreement. In June 2005, the Company entered into an agreement to exchange the Lender's 4% derivative working interest in the Santa Elena Property for 250,000 shares of BPZ common stock. Accordingly, BPZ now owns the full 10% working interest in the Santa Elena Property.

Regulation

General

        Various aspects of our oil and natural gas operations are currently or will be subject to various foreign laws and governmental regulations. These regulations may be changed from time to time in response to economic or political conditions. Although we believe that our operations are and will be in substantial compliance with existing legislation and requirements of governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. Our principals have many collective decades of experience in dealing directly with the Peruvian government on energy projects and in some cases have been directly involved in the drafting and promulgation of petroleum legislation. Therefore we believe we are in a unique position to understand and comply with local rules and regulations. However, our current permits and authorizations and our ability to obtain future permits and authorizations may, over time, be susceptible to increased scrutiny and greater complexity which could result in increased costs or delays in receiving appropriate authorizations.

Peru

        Peruvian hydrocarbon legislation.    Peru's hydrocarbon legislation, which includes the Organic Hydrocarbon Law No. 26221 and the regulations thereunder (the "Organic Hydrocarbon Law"), governs our operations in Peru. This legislation covers the entire range of petroleum operations, defines the roles of Peruvian government agencies which regulate and interact with the oil gas industry, requires that investments in the petroleum sector be undertaken solely by private investors (either national or foreign), and provides for the promotion of the development of hydrocarbon activities based on free competition and free access to all economic activities. This law provides that pipeline transportation and natural gas distribution must be handled via contracts. All other petroleum activities are to be freely operated and are subject only to local and international safety and environment standards.

        Under this legal system, Peru is the owner of the hydrocarbons located below the surface in its national territory. However, Peru has given the ownership right to extracted hydrocarbons to Perupetro, a state company that is responsible for promoting and overseeing the investment of hydrocarbon exploration and exploitation activities in Peru. Perupetro is empowered to enter into contracts for either the exploration and exploitation or the exploitation of petroleum and gas on behalf of Peru, which are described further below. The Peruvian government also plays an active role in petroleum operations through the involvement of the Ministry of Energy and Mines, the specialized government department in charge of devising energy, mining and environmental protection policies, enacting the rules applicable to all these sectors and supervising compliance with such policies and rules. Within the Ministry of Energy and Mines, the Supervising Office for Investments in Energy ("OSINERG") is the body charged with economic and technical supervision. We are subject to the laws and regulations of all of these entities and agencies.

        Perupetro generally enters into either License Contracts or Service Contracts for hydrocarbon exploration and exploitation. Peru's laws also allow for other contract models, but the investor must propose contract terms that are compatible with Peru's interests. A company must be qualified by Perupetro to enter into hydrocarbon exploration and exploitation contracts in Peru. In order to qualify, the company must meet the standards under the Regulations Governing the Qualifications of Oil Companies. These qualifications generally require the company to have the technical, legal, economic and financial capacity to comply with all obligations it will assume under the contract based on the characteristics of the area requested, the possible investments and the environmental protection rules governing the performance of its operations. When a contractor is a foreign investor, it is expected to incorporate a subsidiary company or registered branch in accordance with Peru's municipal laws and appoint representatives who will interact with Perupetro.

        Our Peruvian branch, BPZ Energy, Inc., Sucursal Peru, has been qualified by Perupetro with respect to our current contracts. However, Perupetro reviews the qualification for each specific contract to be signed by a company. Additionally, the qualification for foreign companies is granted in favor of the home office or corporation, which is jointly and severally liable at all times for the technical, legal, economic and financial capacity of the Peruvian branch.

        When operating under a License Contract, the licensee is the owner of the hydrocarbons extracted from the contract area during the performance of operations, and pays royalties which are collected by Perupetro. The licensee can dispose of the petroleum in any manner whatsoever, subject to a limitation in the case of natural emergencies where the law stipulates the manner of disposal.

        Licensees are obligated to submit quarterly reports to the Petroleum Bureau (Dirección General de Hidrocarburos). Licensees must also submit a monthly economic report to the Central Bank of Peru. These reports are generally combined and delivered together with other operating reports required to be submitted to Perupetro.

        Previously, all License Contracts were granted by the Ministry of Energy and Mines. The change to Perupetro as the License Contract grantor subjects all License Contracts to a new legal framework. There is limited precedent for these new licensing procedures and there is some uncertainly as to exactly how the licensing procedure will function in the future.

        Under Service Contracts, the ownership of all of the extracted petroleum is vested in Perupetro and the company will receive compensation agreed to by the parties. However, Perupetro is granted the power to remunerate the investor either in cash or in kind, depending on the level of investment and the volume of production. We have no Service Contracts, nor do we foresee operating under this form of contract.

        The duration of the contracts is based on the nature of the hydrocarbons discovered. The contract duration for crude oil is thirty years, while the contract duration for natural gas and condensates is forty years. The periods commence on an agreed date and are determined based on location of the contract area, season of the year in which exploration commences, and other similar factors. Contracts typically include an exploration phase and an exploitation phase, unless the contract is solely an exploitation contract. Within the contract term, seven years is allotted to exploration, with the possibility of three extensions of one year each. There is also a potential deferment period for a maximum of ten years if certain factors recognized by law delay the economic viability of a discovery, such as lack of transportation facilities or lack of a market. The exploration phase is generally divided into several periods, and each period includes a minimum work program. The fulfillment of work programs must be supported by an irrevocable bank guaranty, usually in the amount of thirty to forty percent of the estimated value of the minimum work program.

        Perupetro also grants Technical Evaluation Agreements. These agreements give the contractor the right to conduct technical evaluations of the areas under such agreements and to enter into License Contracts if the evaluations indicate the potential for profitable operations. The Technical Evaluation Agreement is generally for a period of twenty-four months, depending upon the volume and nature of the work to be carried out.

        We currently have two License Contracts and two Technical Evaluation Agreements. As of March 31, 2005, we believe we were in compliance with all of the material requirements of each of such contracts. We have executed certain letters of guaranty to guarantee our performance under the License Contracts and Technical Evaluation Agreements, including a $1.3 million bond posted in January 2005 to secure part of our obligations under the License Contract for Block Z-1. This bond was secured by the deposit of restricted cash with the financial institution which issued the bond. Should we fail to fulfill our obligations under the License Contracts, without technical justification or other good cause, Perupetro could seek recourse to the bond or terminate the license.

        Peruvian fiscal regime.    Peru's fiscal regime determines the levels of the government's entitlement from petroleum activities. This regime is subject to change, which could negatively impact our business.

        Contractors under license agreements are subject to royalty payments, which are usually a fixed percentage of the actual production sold. The taxing regulations stipulate a minimum royalty payment of fifteen percent. A contractor is sometimes granted the right to pay less based on the circumstances. Under a Service Contract, Perupetro receives all of the petroleum produced on behalf of Peru and the contractor is remunerated for the volume produced as stipulated under the contract.

        The Organic Hydrocarbon Law and the Regulations Governing the Tax Stability Guaranty and Other Tax Rules of the Organic Hydrocarbon Law provide that the tax regime in force on the date of signing a contract will remain unchanged during the term of the contract. Therefore, any change to the tax regime, which results in either an increase or decrease in the tax burden, will not affect the contractor.

        At the exploration phase, contractors are exempt from import duties and other forms of taxation applicable to goods intended for exploration activities. Exemptions are withdrawn at the production phase. In certain instances, the contractor is entitled to import goods tax-free for a two-year period.

        Income tax is levied on the income of the contractor based upon the current legal corporate tax rate in effect at the date the contract was signed. Contractors engaged in the exploration and production of crude oil, natural gas and condensates must determine their taxable income separately for each of these activities. Where a contractor carries out these activities in more than one area under different individual contracts, it may consolidate all costs and expenses incurred in overall operations for purposes of determining the corporate income tax.

        Peruvian labor and safety legislation.    Our operations in Peru will also be subject to the Unified Labor Law, which governs the labor force in the petroleum sector. In addition, the Organic Hydrocarbon Law and related Safety Regulations for the Petroleum Industry also regulate the safety and health of workers involved in the development of hydrocarbon activities. All entities engaged in the performance of activities related to the petroleum industry must provide the General Hydrocarbons Bureau on a semi-annual basis with the list of their personnel, indicating their nationality, specialty and position. These entities must also permanently train their workers on the application of safety measures in the operations, and control of disasters and emergencies. Each entity must keep detailed records of all accidents that occur in its operations and report all accidents to the General Hydrocarbons Bureau. The regulations also contain provisions on accident prevention and personnel health and safety, which in turn include rules on living conditions, sanitary facilities, water quality at workplaces, medical assistance and first-aid services. Provisions specifically related to the exploration phase, which is our current phase of operations, are also contained in the regulations and include safety measures in camps, medical assistance, food conditions, and handling of explosives. Additional safety regulations may also apply as we expand and develop our operations.

        Peruvian electric power legislation.    Our business plan envisions the generation of electricity and the sale of such electric power in Peru. The basic laws in Peru governing electric power, which will apply to our future operations, are the Law of Electric Power Concessions and the Regulations for the Environmental Protection of Electric Power Activities, the corresponding regulations for each, as well as additional related laws and regulations including all legislation regarding Electric Power Tariffs and all regulations and technical norms created by the National Commission of Electric Power Tariffs.

        Peruvian environmental regulation.    Our operations are subject to numerous and frequently changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Peru has enacted specific environmental regulations applicable to the petroleum industry. The Code on the Environment and the Natural Resources establishes a framework within which all specific laws and regulations applicable to each sector of the economy are to be developed. These laws and regulations are designed to ensure the continual balance of environmental and petroleum interests. The regulations stipulate certain environmental standards expected from contractors. They also specify appropriate sanctions to be enforced by the Ministry of Mines and Energy if a contractor fails to maintain such standards. The Ministry of Mines and Energy is charged with the responsibility of issuing the applicable standards. OSINERG is responsible for ensuring compliance with applicable environmental rules covering hydrocarbon activities.

        The Organic Hydrocarbon Law also addresses the environmental regulatory regime in Peru. The law originally prohibited any mining or extractive operations within certain areas designated for protection. It was, however, subsequently modified to enable investors to prospect for hydrocarbons within protected areas, provided there is compliance with several obligations. We must comply with these obligations as we conduct our business on an ongoing basis. The Environmental Regulations for Hydrocarbon Activities provide that companies participating in the implementation of projects, performance of work and operation of facilities related to hydrocarbon activities are responsible for the emission, discharge and disposal of wastes into the environment. Companies must annually file a report corresponding to the previous year describing the company's compliance with the environmental legislation in force.

        Companies involved in hydrocarbon activities must also prepare and file an Environmental Impact Study ("EIS") with the General Hydrocarbons Bureau, which is part of the Ministry of Energy and Mines, in order for the relevant activities to comply with the maximum permissible emission limits set forth by the Ministry of Energy and Mines. An EIS must be prepared for each project to be carried out. All of these proposals must be approved by the General Environmental Bureau, which is also part of the Ministry of Energy and Mines.

        In addition, any party responsible for hydrocarbon activities must file an "Oil Spill and Emergency Contingency Plan" with the General Hydrocarbons Bureau. The plan must be updated at least once a year and must contain information regarding the measures to be taken in the event of spills, explosions, fires, accidents, evacuation, etc. It must also contain information on the procedures, personnel and equipment required to be used and procedures to be followed to establish uninterrupted communication between the personnel, the government representatives, the General Hydrocarbons Bureau and other State entities.

        Any failure to comply with environmental protection rules, the import of contaminated products, or the company's failure to keep a monitoring register or send reports to the General Hydrocarbons Bureau in a timely fashion, could subject the company to fines. In addition, the General Hydrocarbons Bureau may consider imposing a prohibition or restriction of the relevant activity, an obligation to compensate the aggrieved parties and/or an obligation to immediately restore the area. The company responsible for any default can also be subject to a suspension of operations for a term of one, two or three months, or indefinitely. Furthermore, any contract signed with the Peruvian government, the implementation of which jeopardizes or endangers the protection or conservation of protected natural areas, can be terminated.

        Our Company is subject to all Peruvian environmental regulations now in existence and those existing in the future. The enactment and enforcement of environmental laws and regulations in Peru is relatively new. We are therefore uncertain how Peruvian authorities will enforce and supervise environmental compliance and standards. Further, we cannot predict any future regulation or the cost associated with future compliance.

        Although we believe that our operations are in substantial compliance with existing environmental requirements, our ability to conduct continued operations is subject to satisfying applicable regulations. Our current permits and authorizations and ability to obtain future permits and authorizations may be susceptible, on a going forward basis, to increased scrutiny, greater complexity resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience in the future delays in obtaining permits and authorizations in Peru necessary for our operations. We are required to obtain an environmental permit or approval from the government in Peru prior to conducting any seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters in offshore Peru where we intend to conduct oil and gas operations.

Compliance with Existing Legislation in Peru

        Although we believe that our operations are and will be in substantial compliance with existing legislation and requirements of Peruvian governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. As noted above, our principals have many collective decades of experience in dealing directly with the Peruvian government on energy projects and in some past cases have been directly involved in the drafting and promulgation of petroleum legislation. Therefore we believe we are in a unique position to understand and comply with local rules and regulations.

Ecuador

        SMC Ecuador, Inc. has had its interest in the Santa Elena oil fields for the past eight years. As a non-operator, we are not directly subject to the laws and regulations of Ecuador covering the oil and gas industry and the environment. However, if we begin operating activities in Ecuador, we will be directly subject to such laws and regulations.

Environmental Compliance and Risks

        As an owner or lessee and operator of oil and gas properties throughout South America, we are subject to various national, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the contractor under an oil and gas license agreement for the cost of pollution clean-up resulting from operations, subject the contractor to liability for pollution damages, and require suspension or cessation of operations in affected areas.

        We do not presently maintain environmental insurance coverage, because, in management's best judgment, such coverage is not necessary at this time in view of our limited activities. However, we may acquire such insurance coverage in the future based on our assessment of the risks of our operations and the costs of such coverage. No such coverage can insure us fully against all environmental risks. We are not aware of any environmental claims existing which would have a material impact upon our financial position or results of operations.

        We have made and will continue our efforts to comply with these requirements, which we believe are necessary to successful long-term operations in the oil and gas industry. We have established guidelines for continuing compliance with environmental laws and regulations. In order to carry out our plan of operation, we are required to conduct environmental impact studies and obtain environmental approvals for operations. We have engaged outside consultants to perform these studies and assist us in obtaining necessary approvals. Our estimated cost for these studies and assistance is approximately $300,000, of which approximately $16,000 had been incurred as of March 31, 2005.

        We do not believe that compliance with federal, state or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company or its subsidiaries. However, there is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not have such an impact.

Operational Hazards and Insurance

        Our operations will be subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

        We will evaluate whether to obtain general liability insurance and in what amounts based on whether we believe the terms and costs are reasonable for our operations. Such insurance will not cover every potential risk associated with the drilling, production and processing of oil and gas. In particular, coverage is not obtainable for all types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to obtain or maintain adequate insurance at rates we consider reasonable.

Research and Development

        BPZ seeks to use advanced technologies in the evaluation of its oil and gas properties and new opportunities. BPZ generally does not develop such technologies internally, but its technical team works with outside vendors to test and utilize these technologies to the fullest practical extent, particularly in the application of geophysical and exploration software. In certain cases, the collaboration of BPZ has aided the development of these technologies. BPZ does not believe it has incurred any quantifiable incremental costs in research and development activities.

Offices and Employees

        Our corporate headquarters office is in Houston, Texas, where we lease approximately 4,000 square feet of office space under a twelve-month renewable lease. We also maintain an administrative office in Lima, Peru under a month-to-month lease.

        As of December 31, 2004, we employed 9 full-time employees (of which 3 are executive officers) in the Houston office, and 2 full-time employees and 1 part-time employee in the Peru office. BPZ believes that its relationship with its employees is satisfactory. None of the employees are represented by a union.

Competition

        There is intense competition in the oil and gas industry with respect to the acquisition of producing properties, undeveloped acreage, and rights to explore for these properties. Many major and independent oil and gas companies actively pursue and bid for the mineral rights of desirable properties, and many companies have been actively engaged in acquiring oil and gas properties in Peru and Ecuador.

        We believe that our early efforts and knowledge of our targeted areas have given us a competitive advantage in Peru, and to a lesser extent, in Ecuador. Although there are unleased tracts within our target area, we believe that these properties may be less attractive to other companies because it will be difficult for them to obtain a significant amount of contiguous mineral acres. This results in part from our significant holdings in the vicinity of these unleased tracts. However, increased demand for license rights in surrounding areas may impact our ability to expand and grow in the future, particularly because many of our competitors have substantially greater financial and other resources, better name recognition and longer operating histories. As a result, we may not be able to acquire additional oil and gas properties in desirable locations.

        There is also intense competition in the oil and gas industry for access to contract drillers, geologists, and others needed to drill and complete wells. Current demand for drilling and contract services in our target area appears to be reasonably stable, and we believe our early entry will allow us to build the relationships necessary for our success. We do not anticipate that competition in this area will dramatically affect our plan of operation. However, increased future demand for drillers and contractors may limit our ability to expand in a timely manner and may negatively impact our ability to grow.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Results of Operations

        We are in the early stage of developing our properties in Peru and we do not currently have any production or revenues from these properties. To date, our operations have consisted primarily of technical evaluation of the properties and the design of development plans to exploit the oil and gas resources on those properties.

Quarter Ended March 31, 2005

        Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs. General and administrative costs have increased significantly from $102,445 during the first quarter of 2004 to $960,789 during the first quarter of 2005 as a result of our increased activity levels, additional personnel and costs associated with being a public company. We incurred $138,065 of geological, geophysical and engineering costs in the first quarter of 2005, primarily related to our Block Z-1 project, compared to $238 in this category in the same period of 2004.

        We also incurred interest expense of $5,662 and amortization of debt financing costs of $28,955 in the first quarter of 2005, principally from notes payable incurred to finance the acquisition of SMC Ecuador Inc., a Delaware corporation ("SMC") in June 2004. Since substantially all of the assets of SMC consist of producing oil and gas properties, we are amortizing this investment on a straight-line basis over the remaining term of the license agreement covering the property. Accordingly, we recorded $14,079 of amortization expense in the first quarter of 2005. This property generated net cash distributions of $109,174 during the first quarter of 2005.

        The Company realized a net loss of $1,030,548, or $0.06 per share, for the quarter ended March 31, 2005, as compared to as net loss of $118,483, or $0.03 per share for the same period in 2004.

Fiscal Year ended December 31, 2004

        Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs. These general and administrative costs have increased significantly from $96,067 in 2003 to $1,170,536 in 2004 as our activity levels have increased. We also incurred $360,965 of geological, geophysical and engineering costs in 2004, compared to no costs in this category in 2003. We expect both of these costs to increase as we proceed with our development plans.

        In connection with the Merger, we recorded a charge in the amount of $16,284,966. This charge is discussed in detail in Note 2 of the December 31, 2004 and 2003 Notes to the Consolidated Financial Statements.

        We also incurred interest expense of $66,959 and amortization of debt financing costs of $360,439 in 2004, principally from the financing of the acquisition of the Santa Elena Property in June 2004. This property generated net cash distributions of $190,621 during the last half of 2004.

        We realized a net loss of $18,040,272, or $2.08 per share, for the year ended December 31, 2004, the majority of which is attributable to the $16,284,966 non-cash equity-related costs incurred in connection with the reverse merger with Navidec.

Plan of Operation

        Our plan of operation is focused primarily on exploiting the natural resource opportunities in the offshore Block Z-1 in northwest Peru, in which we own a 100% working interest. To achieve our objectives, we must obtain significant financing from external sources. We are working to develop external financing options, but we do not currently have sufficient capital resources, nor do we currently have firm commitments from external sources to allow us to undertake all of the operations envisioned in this plan.

        Our plan of operation envisions the installation of a 140 megawatt ("MW") gas-fired electric generation complex near the town of Caleta Cruz, in northwest Peru. This power plant will initially use gas from the Corvina Field in Block Z-1, which is located approximately 10 miles offshore from the power plant site. The Corvina Field has an existing platform which will be refurbished to make it suitable for drilling operations. There is also a shut-in gas well which we intend to recomplete and utilize for gas production. Our initial plans call for the drilling of three additional wells from the existing platform. We are working to have the environmental and drilling permits and platform refurbishment completed by October 2005 and we expect to commence workover and drilling operations at that time. The drilling of the additional three wells is expected to extend into 2006. Further development drilling is planned for 2006.

        We must construct a 10 mile natural gas pipeline to transport natural gas from the Corvina Field to the power plant site at Caleta Cruz. The power plant site has an existing substation and power transmission lines that with certain upgrades are capable of handling up to 300 MW of power. Our plan is to own 100% of the power plant. Accordingly, our revenues from the natural gas delivered to the power plant will be derived from the sale of electricity.

        In order to support our proposed electric generation project, we recently commissioned an independent power market analysis for the region. The Peruvian electricity market is deregulated and power is transportable on an interconnected national grid managed by the Committee for Economic Dispatching of Electricity (known as "COES"). Based on this study, we are confident we will be able to sell economic quantities of electricity from our initial 140 MW power plant at Caleta Cruz. We believe there may be an opportunity in the future to generate and profitably sell up to 600 MW of power into both the Peruvian and Ecuadorian power markets. Our goal is to commence initial sales of electricity by July 2006.

        The environmental studies for the operations needed to develop and transport natural gas from the Corvina Field to the power plant site and to construct the power plant were initiated during the first quarter of 2005. We also initiated engineering studies for the power plant, pipeline and other facilities during the first quarter of 2005.

        In addition to the local power market targeted by our project in Peru, we intend to simultaneously develop a gas-power strategy in nearby Ecuador to capitalize on what we believe to be the significant upside gas potential of the Corvina and Piedra Redonda Fields located in Block Z-1, as well as the potentially significant natural gas resources in the adjacent onshore Block XIX. These areas are within 30 miles of the Ecuadorian border and can be developed for export sales of either raw gas or power generation via connection to the transmission system of Ecuador. With respect to these fields, our initial plan of operation calls for the Company to construct a 40-mile pipeline from Caleta Cruz, the terminal point of our offshore pipeline from the Corvina Field, to Arenillas, Ecuador. We intend to sell gas for the generation of electricity by third party power producers in the local market in Ecuador. We have negotiated three preliminary agreements for delivery of gas. We are planning to have this pipeline completed for first sales by October 2006, though no assurance can be given that we can meet this schedule.

        We have secured the environmental permits and other authorizations to conduct seismic activities in Block Z-1 and Block XIX. However, our primary goal is development of the gas production from Block Z-1 to supply the proposed power plant at Caleta Cruz. Accordingly, the timing of seismic data acquisition is dependent upon securing sufficient financial resources for that project.

        Our other two exploration areas in Peru, Area VI and Area XVI, which are held by BPZ under exclusive Technical Evaluation Agreements, will undergo geological studies and analysis during calendar year 2005. While relatively inexpensive, these activities, when integrated with previously acquired geophysical and geological data, should provide us with an indication of the exploration and development potential of these areas.

Capital Expenditures

        We are currently developing engineering plans and designs for the various components of our plan of operation. We have not obtained outside bids for all of the major equipment components, shipping and installation and associated services. Such bids and estimates, when obtained, will be subject to change and contingencies. Accordingly, we do not have a complete estimate of the total costs of the initial phases of the project. However, based on our current estimates, we expect that the initial phases of the project, including the cost of the natural gas pipeline to Arenillas, Ecuador, will require total capital expenditures on the order of $90 to $100 million, including import duties and contingencies. This estimate of capital expenditures does not include value added tax (referred to as "IGV" in Peru). IGV is generally imposed on goods and services at a rate of 19%. Certain expenditures are exempt from IGV or eligible for immediate refund. In all cases, IGV paid on capital expenditures will be recoverable from our future revenue billings within Peru and is not considered part of the capitalized costs of the equipment to which it relates. We may also be able to obtain separate financing for the IGV.

Power plant and related equipment	$43.0	million
Platform and wells	11.0
Pipeline to Arenillas	20.0
Pipeline to Caleta Cruz	6.0
Processing facilities	9.0
Environmental studies and engineering	1.0
Contingencies	10.0

Total estimated capital budget	$100.0	million

Liquidity and Capital Resources

        Prior to the Merger, the Company primarily used debt financing to fund its operations. In connection with the Merger, the Company received total net proceeds of approximately $5.5 million from a private placement of its common stock. In January 2005, we deposited $1.3 million of these funds as restricted cash to secure our performance obligations under Block Z-1. As of March 31, 2005, we had a cash balance of approximately $1.8 million. We have committed funds as necessary to continue progress toward implementing our gas-power strategy by mid-2006. The timing of this project is dependent on a variety of factors, including technical design of facilities, permitting, availability of equipment, delivery lead times, execution by contractors, and availability of financing, many of which are outside the control of the Company. We have been in discussions with potential financing sources and have raised a portion of the funds needed for this project, as described further below. Full implementation of our plans will require additional financing of $60-70 million for which no firm commitments have been received. We have been seeking financing for the project through a combination of leasing, debt and/or equity funding. While we believe we will be successful in obtaining financing to fully fund this project, there can be no assurance that we will be able to do so.

        In May 2005, the Company signed a Mandate Letter with the International Finance Corporation ("IFC"), a member of the World Bank Group based in Washington, D.C., to facilitate the financing of part of the Company's initial capital expenditure program. The Mandate Letter specifies that IFC will appraise the Company's project in Peru to determine the feasibility and structure of a potential financing of up to $70 million. The IFC's appraisal of the project will include a review of the technical, economic, commercial, financial, environmental and legal aspects of the project. IFC's financing, the structure of which would be defined during the appraisal process, is currently expected to include an equity/quasi-equity investment for IFC's account of up to $8 million plus a long-term senior debt package of up to $62 million for the account of IFC and other potential lenders. Our project development plans require an additional $30 million for our initial capital expenditures, which we have obtained through an equity financing for net proceeds of approximately $31.8 million that was completed in July 2005. Any IFC investment will depend on the project and the Company meeting IFC's financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by the management and Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC. As part of the Mandate, BPZ has agreed to pay customary fees and expenses during the appraisal period.

Off Balance Sheet Arrangements

        We have no transactions, agreements or other contractual arrangements with unconsolidated entities or financial partnerships, often referred to as special purpose entities, which generally are established for the purpose of facilitating off-balance sheet arrangements.

LEGAL PROCEEDINGS

        Navidec, Inc. was advised in a letter dated February 24, 2004 that the SEC was conducting an informal inquiry to determine whether Navidec, Inc. had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, the Company believes that the SEC's investigation relates, at least in part, to the restatement of reported earnings for the first and second quarters of 2003 by Navidec, Inc. This restatement was reported in Navidec, Inc.'s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

        On December 22, 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony, and would be conducting a formal investigation. We are cooperating fully with the SEC and are in discussions with the Commission regarding this matter. Although we intend to work to bring this matter to a prompt conclusion, we cannot make any assurance that the investigation will be solved positively or that it will not have negative effects on our limited resources or our ability to raise capital during the period of the investigation.

        As of March 31, 2005, a total of approximately $19,000, primarily in legal fees, had been incurred in connection with the SEC investigation. Pursuant to the Merger Agreement, the Company has been indemnified by NFS for the costs of the SEC investigation. Accordingly, BPZ did not record these costs as an expense.

DIRECTORS AND EXECUTIVE OFFICERS

        Our Directors and Executive Officers along with their positions and ages are as follows. All directors have served since their appointment in September 2004 except for Messrs. Lendrum, Miller and Strauch, who were appointed directors in July 2005.

Name	Age	Position
Dr. Fernando Zúñiga y Rivero	78	Chairman of the Board
Manuel Pablo Zúñiga-Pflücker	44	Chief Executive Officer, President, and Director
Frédéric Briens	45	Chief Operating Officer
Randall D. Keys	46	Chief Financial Officer
Thomas Kelly	50	Director
Gordon Gray	52	Director
John J. Lendrum III	54	Director
E. Barger Miller III	67	Director
Dennis G. Strauch	57	Director

        Dr. Zúñiga y Rivero is the father of the Company's President, CEO and Director, Mr. Zúñiga-Pflücker. There are no other family relationships between any directors or executive officers of the Company. Set forth below are brief descriptions of the recent employment and business experience of the officers and directors of the Company.

        Dr. Fernando Zúñiga y Rivero, Chairman of the Board.    Dr. Zúñiga y Rivero became Chairman of the Board of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. Immediately prior to the Merger and since 1996, he served as Chairman of BPZ & Associates Inc., the former parent company of BPZ—Texas., which has been inactive subsequent to the Merger. Dr. Zúñiga y Rivero was also Energy Division project officer of The World Bank, he planned and implemented exploration promotion projects in 58 countries, primarily in East and West Africa, Eastern Europe, Southeast Asia and Latin America from 1979 to 1996. Dr. Zúñiga y Rivero has fifty years of experience in the international energy industry starting as an exploration geologist, biostratigrapher, and exploration head of an Exxon affiliate; continuing as exploration production manager, integrated operations manager, general manager, and ultimately serving as Chairman and CEO of Petróleos del Peru, the national oil company of Peru. Dr. Zúñiga y Rivero holds B.S., M.S. and Ph.D. in Geology from the University of San Augustin, Peru, and conducted postgraduate studies at the University of California, Los Angeles. In April 2005, Dr. Zúñiga y Rivero became a director of Transmeridian Exploration, Inc., a public oil and gas company with operations in Kazakhstan.

        Manuel Pablo Zúñiga-Pflücker, President, Chief Executive Officer and Director.    Mr. Zúñiga-Pflücker became President and Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004 and in May 2005 assumed the additional title of Chief Executive Officer. Immediately prior to the Merger and since its formation in 2001, Mr. Zúñiga-Pflücker served as President of BPZ—Texas. Mr. Zúñiga-Pflücker also served as President of BPZ & Associates, Inc., the former parent company of BPZ—Texas, from 1989 until its Merger with Navidec, Inc. in September 2004, at which time BPZ & Associates became inactive. Mr. Zúñiga-Pflücker began his career with Occidental Petroleum Corporation. Mr. Zúñiga-Pflücker has spent the past 20 years in the international oil and gas business, and has been involved in projects throughout Latin America and other areas of the world ranging from exploitation of marginal oil and gas fields to frontier exploration projects. He has also focused on the creative development of natural gas fields utilizing power generation and gas to liquids technology. He holds a B.S. in mechanical engineering from the University of Maryland as well as an M.S. in petroleum engineering from Texas A&M University.

        Frédéric Briens, Chief Operating Officer.    Mr. Briens joined BPZ as Vice President of Engineering in December 2004 and was named Chief Operating Officer in May 2005. From 2002 through 2004, Mr. Briens served as Geosciences and Business Development Manager for Perenco in Venezuela. From 1999 to 2002, Mr. Briens was the Chief Reservoir Engineer for Lundin Petroleum in Switzerland. Mr. Briens is a petroleum engineer with over 20 years of operating experience in international oil and gas projects spanning the globe. He has also served in senior technical and operating positions with Conoco, Schlumberger and Chevron. Mr. Briens holds an M.S. and a Ph.D. in petroleum engineering from Texas A&M University, an MBA from Colorado State University and an engineering degree from Ecole Centrale de Paris.

        Randall D. Keys, Chief Financial Officer.    Mr. Keys was named Chief Financial Officer of BPZ in May 2005 and was engaged as a financial consultant for the Company from October 2004. From 2002 through 2004, Mr. Keys served as a financial consultant and Chief Financial Officer of Transmeridian Exploration, Inc., an Amex-listed oil and gas company with operations in Kazakhstan. From 1998 to 2001, he served as Chief Financial Officer of Core Laboratories, N.V., a NYSE-listed global oilfield service company, and one of its predecessors. Mr. Keys has twenty-five years of broad-based experience in finance and accounting management of public energy companies, including Santa Fe Energy, Inc., Adobe Resources Corporation and Norcen Explorer, Inc. Mr. Keys began his career with the international public accounting firm of KPMG Peat Marwick. He earned a B.B.A. in accounting from the University of Texas and is a Certified Public Accountant. He also serves as a Director and Chairman of the Audit Committee of Far East Energy Corporation, a public oil and gas company with coal-bed methane operations in China.

        Thomas Kelly, Director.    Mr. Kelly became Chief Executive Officer and Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. In May 2005, Mr. Zúñiga-Pflücker succeeded Mr. Kelly as Chief Executive Officer in a planned transition. He is currently Chairman of the Board of United Fuel & Energy Corporation, a publicly-traded provider of fuel, lubricants and related services and was its CEO from 1998 through May 2004. He is also a director of Allis Chalmers Energy, Inc. Mr. Kelly is an independent oil and gas producer in Midland, Texas who has invested in a variety of acquisition, exploitation and exploration programs since 1980 and continuing from 2000 to present. Prior to 2000, Mr. Kelly founded and managed several energy related companies including Baytech, Inc. and First Permian, LLC. He graduated with a degree in business from Baylor University.

        Gordon Gray, Director.    Mr. Gray became a Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. Since 1982, Mr. Gray has served as President of Allied Crude Purchasing, Inc., a privately owned transportation company, which purchases crude oil at the well site and transports it by truck or pipeline to sales points throughout Texas and Eastern New Mexico. Mr. Gray has owned and operated oil production and oil field service businesses for over 30 years. His activities are centered in West Texas in the Permian Basin, the most productive oil and gas region in the United States.

        John J. Lendrum III.    Mr. Lendrum became a Director of BPZ in July 2005. Mr. Lendrum was appointed in April 2005 as President, Chief Operating Officer and a Director of Torch Energy Advisors Incorporated ("Torch"), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and well servicing. From 1993 to 2005, Mr. Lendrum served as President of Rockport Resources Capital Corporation, a firm that he founded which focused on providing capital to the energy industry. During this period, he was also a principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick and earned a BBA in Finance and completed his graduate studies in Accounting Theory at the University of Texas at Austin. Mr. Lendrum will serve as Chairman of the Company's Audit Committee.

        E. Barger Miller III.    Mr. Miller became a Director of BPZ in July 2005. Mr. Miller has served since 1990 as Chairman and CEO of E.B. Miller & Co., a privately held company which provides project planning and business development services for energy and power companies, primarily in Latin America. He has recently been involved in a large power transaction in Ecuador and a downstream project in Bolivia. Mr. Miller has over 40 years of broad-based experience in the energy industry, including positions as CEO of Minden Oil & Gas, Inc., a public exploration and production company, and investment banking positions with Graber, Miller, Ronn & Co. and Charterhouse Japhet. He began his career with Exxon Corporation. Mr. Miller holds an MBA from Northwestern University and a B.S. in Chemistry, with a minor in Petroleum Engineering, from Stanford University. Mr. Miller will serve as Chairman of the Company's Nominating and Corporate Governance Committee.

        Dennis G. Strauch.    Mr. Strauch became a Director of BPZ in July 2005. Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the US and UK, had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 30 years experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds an MBA from the University of Denver and a degree in Geophysics from the Colorado School of Mines. He is a Registered Professional Engineer in the State of Colorado. Mr. Strauch will serve as Chairman of the Company's Compensation Committee.

Involvement in Certain Legal Proceedings

        To the knowledge of management, during the past five years, no present or former director, executive officer or affiliate was involved in any legal proceeding either individually or as an affiliate of a legal entity that requires disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information as of July 22, 2005, concerning the beneficial ownership of BPZ's common stock by each person who beneficially owns more than five percent of the common stock, by each of BPZ's executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership(2)
Gordon Gray(3)	3,710,774	9.8%
Thomas Kelly	3,465,486	9.1%
Fernando Zúñiga y Rivero(4)	3,304,539	8.7%
Manuel Pablo Zúñiga-Pflücker	3,304,539	8.7%
Frédéric Briens	112,348	0.3%
Dennis G. Strauch	25,000	0.1%
Randall D. Keys	15,000	0.0%
John J. Lendrum III	0	—
E. Barger Miller III	0	—
All directors and executive officers as a group (nine persons)	13,937,686	36.7%
Allied Crude Purchasing, Inc.(3) 3900 West Highway 180 Snyder, Texas 79549	3,710,774	9.8%
John R. McKowen(5)	1,992,392	5.1%

(1)
Except as indicated herein, the business address for each beneficial owner is 11999 Katy Freeway, Suite 560, Houston, Texas 77079. The principal business address for Mr. McKowen is 6399 S. Fiddler's Green Circle, Suite 300, Greenwood Village, CO 80111.

(2)
The calculations of percentage beneficial ownership are based on 37,953,774 shares outstanding as of July 22, 2005, plus any potentially dilutive securities for each person or group.

(3)
The number of shares reflected above as beneficially owned by Mr. Gray includes 3,710,774 shares that he beneficially owns and controls through his sole ownership of Allied Crude Purchasing, Inc.

(4)
The number of shares reflected above as beneficially owned by Mr. Zúñiga y Rivero does not include 158,595 shares held of record by his wife, Blanca Pflücker de Zúñiga, as Mr. Zúñiga y Rivero disclaims beneficial ownership of these shares.

(5)
The number of shares of common stock beneficially owned by Mr. McKowen, a former director of BPZ, (i) includes options to purchase 375,000 shares of common stock which are exercisable within 60 days of the Record Date; (ii) excludes 118,382 shares and 375,000 options to purchase shares of common stock which have been conveyed to his wife, from whom he is legally separated pursuant to a qualified domestic relations order, as Mr. McKowen disclaims beneficial ownership of these shares. In addition, Mr. McKowen is the Chief Executive Officer of Navidec Financial Services, Inc. ("NFS"), formerly a subsidiary of the Company. NFS holds 650,000 of the Company's common shares and has warrants to purchase 850,000 of the Company's common shares at $2.00 per share, all of which warrants are fully vested. All of such options, warrants and NFS shares, except for those shares and options which have been conveyed to his wife, are also reflected in the total for Mr. McKowen.

        Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person. Included in this table are only those derivative securities that have exercise prices which it is reasonable to believe could be "in the money" within the next sixty days.

        The Merger Agreement provided for an initial issuance of 9,000,000 shares of Common Stock with earn-out provisions providing for an additional 18,000,000 shares (the "Earn-out Shares") should two independent reserve and production benchmarks be reached. The first Earn-out Share target relating to reserves was achieved in December 2004 and 9,000,000, or 50%, of the Earn-out Shares were issued on July 1, 2005. The remaining 9,000,000 Earn-out Shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007. The table below shows the beneficial ownership on a pro forma basis as if the third and final 9,000,000 Earn-out Shares had been issued on July 22, 2005.

Beneficial Owner	Pro Forma Number of Shares of Common Stock Beneficially Owned	Pro Forma Percent of Beneficial Ownership(2)
Gordon Gray(3)	5,619,172	12.0%
Thomas Kelly	5,247,737	11.2%
Fernando Zúñiga y Rivero(4)	5,004,016	10.7%
Manuel Pablo Zúñiga-Pflücker	5,004,016	10.7%
Frédéric Briens	170,128	0.4%
Dennis G. Strauch	25,000	0.1%
Randall D. Keys	15,000	0.0%
John J. Lendrum III	0	—
E. Barger Miller III	0	—
All directors and executive officers as a group (nine persons)	21,085,070	44.9%
Allied Crude Purchasing, Inc.(3) 3900 West Highway 180 Snyder, Texas 79549	5,619,172	12.0%
John R. McKowen(5)	1,992,392	4.1%

(1)
Except as indicated herein, the business address for each person is 11999 Katy Freeway, Suite 560, Houston, Texas 77079. The business address for Mr. McKowen is 6399 S. Fiddler's Green Circle, Suite 300, Greenwood Village, CO 80111.

(2)
The calculations of percentage beneficial ownership are based on 46,953,774 shares which would be outstanding, assuming the pro forma issuance of the third and final tranche of 9,000,000 Earn-out Shares plus any potentially dilutive securities appropriate for each person or group.

(3)
The pro forma number of common shares reflected above as beneficially owned by Mr. Gray includes 5,619,172 shares that he would beneficially own and control through his sole ownership of Allied Crude Purchasing, Inc., assuming the issuance of his proportionate share of all Earn-out Shares.

(4)
The number of shares reflected above as beneficially owned by Mr. Zúñiga y Rivero does not include 158,595 shares held of record and an additional 81,563 of Earn-out Shares that would be received if all Earn-out Shares were earned by his wife Blanca Pflücker de Zúñiga, as Mr. Zúñiga y Rivero disclaims beneficial ownership of these shares.

(5)
The number of shares of common stock beneficially owned by Mr. McKowen, a former director of BPZ, (i) includes options to purchase 375,000 shares of common stock which are exercisable within 60 days of the Record Date; (ii) excludes 118,382 shares and 375,000 options to purchase shares of common stock which have been conveyed to his wife, from whom he is legally separated pursuant to a qualified domestic relations order, as Mr. McKowen disclaims beneficial ownership of these shares. In addition, Mr. McKowen is the Chief Executive Officer of Navidec Financial Services, Inc. ("NFS"), formerly a subsidiary of the Company. NFS holds 650,000 of the Company's common shares and has warrants to purchase 850,000 of the Company's common shares at $2.00 per share, all of which warrants are fully vested. All of such options, warrants and NFS shares, except for those shares and options which have been conveyed to his wife, are also reflected in the total for Mr. McKowen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In January 2003, Navidec agreed to issue an option for a period of five years to purchase up to 16 million shares of the no par value common stock of a newly-formed subsidiary, Navidec Capital, Inc. to Interactive Capital, Inc., one of whose major shareholders was John R. McKowen, a shareholder, former director and former officer of the Company. In December 2003, the Board of Directors of Navidec voted to exchange the right to acquire such shares of Navidec Capital, Inc. for stock options to acquire 600,000 shares of Navidec common stock at an exercise price of $1.30 per share.

        In October of 2003, Navidec made a $200,000 investment in the Kirby Enterprise Fund (the Fund), of which Chuck Kirby, a control person of the Fund, was also at the time a person of at least 5% beneficial ownership of the Company. The Fund is a limited liability company organized to invest in the equities security markets. This investment was sold during 2004 and was not part of the assets conveyed to the Company in the Merger.

        As of the date of the Merger, the Company had a receivable for intercompany advances of approximately $952,391 due from BPZ & Associates, Inc., which was the parent company of BPZ-Texas prior to the Merger. The receivable was primarily due to certain operating reimbursements. In connection with the Merger, BPZ & Associates, Inc. reorganized its capital structure to distribute shares of BPZ-Texas to the shareholders of BPZ & Associates, Inc. and to provide that BPZ-Texas would forgive the obligation for intercompany advances.

        In 2003, BPZ-Texas entered into a loan agreement Allied Crude Purchasing, Inc. ("Allied Crude"), a company controlled by Gordon Gray, a Director of the Company, under which BPZ-Texas made total borrowings of $665,000. Prior to the consummation of the Merger with Navidec, BPZ-Texas converted this debt into 1,802,376 shares of common stock. Mr. Gray is also entitled to receive a total of 3,816,797 of the Earn-out Shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas. The first Earn-out Share target relating to reserves was achieved in December 2004 and 1,908,398, or 50%, of the Earn-out Shares were issued to Mr. Gray on July 1, 2005. The remaining 1,908,399 Earn-out Shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

        Prior to the consummation of the Merger with Navidec, BPZ-Texas issued 1,683,236 shares of common stock to Thomas Kelly, former Chief Executive Officer and a Director of the Company, as compensation for his financial advisory services in arranging the merger with Navidec, assisting with the private placement, and helping the Company identify potential financing sources. Mr. Kelly also provided certain letter of credit guarantees, which are no longer in place. Mr. Kelly is entitled to a total of 3,564,501 of the Earn-out Shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas. The first Earn-out Share target relating to reserves was achieved in December 2004 and 1,782,250, or 50%, of the Earn-out Shares were issued to Mr. Kelly on July 1, 2005. The remaining 1,782,251 Earn-out Shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

        In July 2004, BPZ entered into a Director Agreement with Mr. McKowen, then CEO of Navidec, related to his service as a Director to BPZ upon consummation of the Merger between Navidec and BPZ-Texas and until July 1, 2005 when he did not stand for re-election to the BPZ Board of Directors. Pursuant to that Agreement, Mr. McKowen received options to acquire up to 1,000,000 million shares of the Company's common stock at $1.30 per share. Of such option shares, 500,000 became vested upon the closing of the $6,000,000 private placement in September 2004. The remaining 500,000 shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants, provided such funding is received by the Company no later than September 10, 2006. Such options, when vested, expire ten (10) years from the date of grant.

        On July 20, 2004, the Board of Directors of Navidec, Inc. approved an advance of $400,000 to BPZ-Texas under a promissory note dated July 15, 2004. Navidec, Inc. funded this advance from proceeds received as a result of recent stock option exercises and from the proceeds of a $260,000 personal loan made to Navidec, Inc. from John R. McKowen a shareholder, former director and former officer of the Company. This secured promissory note to BPZ-Texas was repaid from the proceeds of the private placement following the closing of the Merger.

        In connection with the Merger, the Company entered into a business consulting agreement with NFS under which NFS would provide investor relations, public relations, and other financial advisory services to BPZ. Under this agreement, BPZ was obligated to pay NFS fees of $30,000 per month for a period of twelve months ending on July 31, 2005. This agreement was cancelable upon 30 days notice at any time after October 31, 2004. Additionally, BPZ agreed to grant NFS fully vested warrants to purchase 1,500,000 shares of Navidec, Inc. common stock at an exercise price of $2.00 per shares at any time prior to July 31, 2006. Pursuant to an agreement between the parties, NFS discontinued services under the Business Consulting Agreement effective May 6, 2005.

        As part of the Merger Agreement, BPZ & Associates retained a 10% overriding royalty interest in the future gross revenues, net of government royalties, derived from the four blocks in Peru currently owned by the Company. BPZ & Associates, Inc. is an entity controlled by certain officers and directors of the Company. After further study, the Board of Directors and the shareholders of BPZ & Associates concluded that it would be preferable for the Company and its shareholders to eliminate this overriding royalty interest in favor of a more traditional management incentive plan based upon the results of the Company related to the operations of such blocks and other appropriate measures of Company success. Accordingly, BPZ & Associates agreed to relinquish this 10% overriding royalty interest in lieu of a more traditional incentive compensation arrangement to be determined by the Board of Directors.

        Except as set forth herein, there have been no material transactions, series of similar transactions or currently proposed transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

EXECUTIVE COMPENSATION

        This section sets out the annual compensation paid to our Chief Executive Officer for the last three fiscal years and any other Executive Officers who received annual compensation in excess of $100,000 during the last calendar year.

Long Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year Ending	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Compensation ($)
Dr. Fernando Zúñiga y Rivero Chairman of the Board	2004 2003 2002		$40,000 — —	— — —	— — —	— — —	— — —	— — —	— — —
Manuel Pablo Zúñiga-Pflücker President, Chief Executive Officer and Director(a)	2004 2003 2002		$40,000 — —	— — —	— — —	— — —	— — —	— — —	— — —
Thomas Kelly Former Chief Executive Officer and Director(b)	2004 2003 2002		— — —	— — —	— — —	— — —	— — —	— — —	— —	(b)
John R. McKowen Former Chief Executive Officer and Director(c)	2004 2003 2002	$ $ $	66,200 66,447 5,000	$8,750 — —	— — —	— — —	1,200,000 250,000 —	— — —	— — —

(a)
Mr. Zúñiga-Pflücker has been President and a Director of the Company since the Merger with Navidec, Inc. in September 2004. He was named Chief Executive Officer in May 2005.

(b)
Mr. Kelly was Chief Executive Officer of the Company from the Merger with Navidec, Inc. in September 2004 until May 2005, when he was succeeded by Mr. Zúñiga-Pflücker. Mr. Kelly continues as a Director of the Company. See discussion of stock awarded to Mr. Kelly prior to the Merger in "Other Compensation and Employment Agreements or Arrangements", below.

(c)
Mr. McKowen served as Chief Executive Officer of Navidec, Inc. prior to the Merger with BPZ-Texas in September 2004. He was succeeded by Mr. Kelly at that date. He served as a Director of the Company, until July 1, 2005 at which time he did not stand for re-election at the 2005 Annual Shareholders' Meeting. During 2004, Mr. McKowen received options to purchase 200,000 shares of common stock at $1.30 per shares under the Navidec, Inc. 2004 Stock Option Plan and options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share pursuant to a Director's Agreement dated July 8, 2004, both as discussed below under Equity Compensation Plan Information.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning the Company's grant of options to purchase shares of the Company's common stock and stock appreciation rights ("SARs") during the fiscal year ended December 31, 2004, to the Company's Chief Executive Officer and to any other Executive Officers who earned more than $100,000 during the fiscal year ended December 31, 2004:

Name	Number Of Securities Underlying Options/SARs Granted (#)	Percent Of Total Options/SARs Granted To Employees in Fiscal Year	Exercise Or Base Price ($/SH)	Expiration Date
Dr. Fernando Zúñiga y Rivero	—	—	—	—
Manuel Pablo Zúñiga-Pflücker	—	—	—	—
Thomas Kelly	—	—	—	—
John R. McKowen	1,000,000	33.5%	$1.30	9/10/2014
John R. McKowen	200,000	6.7%	$1.30	9/10/2007

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION/SAR VALUES

        The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2004 by the Company's Chief Executive Officer and any other Executive Officers who earned more than $100,000 during the fiscal year ended December 31, 2004:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number Of Unexercised Securities Underlying Options/SARs At Year End (#) Exercisable/ Unexcercisable	Value Of Unexercised In-The-Money Option/SARs At Year End ($) Exercisable/ Unexcercisable(1)
Dr. Fernando Zúñiga y Rivero	—	—	—	—
Manuel Pablo Zúñiga-Pflücker	—	—	—	—
Thomas Kelly	—	—	—	—
John R. McKowen	—	—	1,450,000 / —	$3,572,500 / $—

(1)
The value of Unexercised In-The-Money Options Held at December 31, 2004 was computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's common stock on December 31, 2004 was $3.85, based on the closing price on the OTC Bulletin Board on December 31, 2004.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

        The following table contains information with respect to the awards made to the Company's Chief Executive Officer and to any other Executive Officers who earned more than $100,000 during the fiscal year ended December 31, 2004 under the Company's Long-Term Incentive Plans during the fiscal year ended December 31, 2004:

Estimated Future Payouts Under Non-Stock Price-Based Plans
Performance Or Other Period Until Maturation Or Payout
Number Of Shares, Units Or Other Rights (#)
Name			Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
Dr. Fernando Zúñigay Rivero	—	—	—	—	—
Manuel Pablo Zúñiga-Pflücker	—	—	—	—	—
Thomas Kelly	—	—	—	—	—
John R. McKowen	—	—	—	—	—

Officer Compensation and Employment Agreements or Arrangements

        We have no employment agreements with any of our Executive Officers. Each of our Executive Officers currently receive a base salary of $120,000 per year, effective from the date of the Merger or the date of employment, if such date was subsequent to the Merger. They are eligible for cash bonus compensation at the discretion of the Board of Directors, but there is no formal plan covering such bonuses, nor were any bonuses paid for the fiscal year ended December 31, 2004.

        Mr. Kelly, the former Chief Executive Officer and a Director of the Company, did not draw any salary from the Company during 2004, including periods prior to and after the consummation of the Merger with Navidec. Prior to the Merger, BPZ-Texas issued 1,683,236 shares of common stock to Thomas Kelly as compensation for his financial advisory services in arranging the merger with Navidec, assisting with the private placement, and helping the Company identify potential financing sources. Mr. Kelly also provided certain letter of credit guarantees in favor of the Company, which are no longer in place. Mr. Kelly is entitled to a total of 3,564,501 of the Earn-out Shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas. The first Earn-out Share target relating to reserves was achieved in December 2004 and 1,782,250, or 50%, of the Earn-out Shares were issued to Mr. Kelly on July 1, 2005. The remaining 1,782,251 Earn-out Shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

        In connection with the Merger, Mr. McKowen, a former director of BPZ, received BPZ options to acquire up to 1,000,000 million shares at $1.30 per share. Of these options to acquire shares, 500,000 became vested upon the closing of the $6 million private placement that took place September 30, 2004. The remaining 500,000 shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants and provided that such funding is received by BPZ no later than September 10, 2006. The options, when vested, expire ten (10) years from the date of grant.

Long-Term Incentive Plan

        The BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan ("LTIP") reserves 4,000,000 shares of common stock for awards under the plan. Of such amount, no more than 1,600,000 shares in the aggregate shall be eligible for the issuance of Performance Shares, Stock Grants, Restricted Stock Grants and Other Stock-Based Incentives.

        In connection with the Merger, BPZ assumed the Navidec 2004 Stock Option Plan (the "Navidec Plan"), which provided for the issuance of up to a maximum of three million shares of no par value common stock covered by this plan. Subsequent to the Merger with Navidec, Inc., the Company discontinued the Navidec Plan and no options were granted under the Navidec Plan subsequent to the Merger. As of December 31, 2004, there were 1,170,152 remaining stock options outstanding under the Plan, all of which are fully vested and expire on September 10, 2007.

Director Compensation

        There are currently no arrangements to pay any cash compensation, such as annual retainer or meeting fees to Directors. Directors are entitled to receive reimbursement for reasonable direct expenses incurred in attending meetings of the Board of Directors. During 2004, there were no payments of director fees to any of the Directors. In July 2005, the Company approved a grant of 50,000 shares of restricted common stock, vesting at the end of two years from the date of grant, to each of the Company's three newly appointed independent directors.

Limitation of Liability and Indemnification

        Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders. Furthermore our assets could be used or attached to satisfy any liabilities subject to such indemnification.

PLAN OF DISTRIBUTION

        As used in this prospectus, "selling security holder" includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

        The selling security holders may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions. A selling security holder may sell his or her shares at prevailing market prices or privately negotiated prices.

        The selling security holders may sell some or all of their common stock through:

  •
  ordinary brokers' transactions which may include long or short sales;

  •
  transactions involving cross or block trades or otherwise;

  •
  purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

  •
  market makers or into an existing market for our common stock;

  •
  other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  transactions in options, swaps or other derivatives; or

  •
  any combination of the selling options described in this prospectus, or by any other legally available means.

        The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

        The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

        In the event that any selling security holder sells any of his common stock to a broker, dealer or underwriter as principal, such shares may be resold by the broker, dealer or underwriter only under an amended prospectus that discloses the selling security holder's arrangements with the broker/ dealer/ underwriter participating in the offering and identifies the participating broker/ dealer/ underwriter. Any participating brokers/ dealers will be considered as an "underwriter" and will be identified in the amended prospectus as such.

        In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

        In addition to selling their shares of common stock under this prospectus, the selling security holders may:

  •
  transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

  •
  sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

        We have advised the selling security holders that during the time each is engaged in a distribution of the shares covered by this prospectus, each is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling security holders who may be "affiliated purchasers" of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

        We will amend or supplement this prospectus as required by the Securities Act.

SELLING SECURITY HOLDERS

        The following table shows for each selling security holder:

  •
  the number of shares of common stock beneficially owned by him or her,

  •
  the number of shares of common stock covered by this prospectus,

  •
  the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%), and

        The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

Name of Beneficial Owner		Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold in Offering	Shares of Common Stock Beneficially Owned After Offering(1)
St. Philip Partners	(2)	250,000	250,000	0
Rubicon Master Fund	(3)	1,667,000	1,667,000	0
Sandor Capital Master Fund, L.P.	(4)	334,000	334,000	0
Hopewell Capital LLC	(5)	100,000	100,000	0
JMG Capital Partners, L.P.	(6)	333,334	333,334	0
JMP Triton Offshore Fund, Ltd.	(6)	333,333	333,333	0
Columbus Capital Partner, L.P.	(7)	560,000	560,000	0
Columbus Capital Offshore Fund, Ltd.	(7)	440,000	440,000	0
Forest Hill Select Fund, L.P.	(8)	512,800	512,800	0
Forest Hill Select Offshore Ltd.	(8)	287,200	287,200	0
Lone Oak Partners L.P.	(8)	200,000	200,000	0
Morgan Keegan Early Stage Fund, L.P.	(9)	130,675	130,675	0
Morgan Keegan Employee Investment Fund, L.P.—Class B	(9)	36,325	36,325	0
The Schmieding Foundation, Inc.	(10)	100,000	100,000	0
H.C. Schmieding Produce Company, Inc.	(10)	50,000	50,000	0
Waverly Limted Partnership	(11)	100,000	100,000	0
Meadowbrook Opportunity Fund LLC	(12)	100,000	100,000	0
Treaty Oak Ironwood	(13)	254,300	254,300	0
Treaty Oak Master Fund	(13)	203,400	203,400	0
Atlas Capital QP	(13)	14,250	14,250	0
Atlas Capital Master Fund	(13)	28,050	28,050	0
Marshall Small Cap Growth Fund	(14)	530,000	530,000	0
Cougar Trading, LLC	(15)	50,000	50,000	0
Dynamis Energy Fund, LP	(16)	890,000	890,000	0
Dynamis Energy Fund Limited	(16)	110,000	110,000	0
Jose Alvarez	(17)	68,997	33,333	35,664
Select Contrarian Value Partners, L.P.	(18)	150,000	150,000	0
GLG North American Opportunity Fund	(19)	83,500	83,500	0
GLG European Long-Short Fund	(19)	250,500	250,500	0
DKR SoundShore Oasis Holding Fund Ltd.	(20)	334,000	334,000	0
Radian Group Inc. (nominee name: Ell & Co.)	(21)	70,000	70,000	0

WTC-CIF Emerging Companies Portfolio (nominee name: Finwell & Co.)	(21)	700,000	700,000	0
The Dow Chemical Employee's Retirement Fund (nominee name: Kane & Co.)	(21)	380,000	380,000	0
Government of Singapore Investment Corporation Pte Ltd. (nominee name: Ell & Co.)	(21)	258,700	200,000	58,700
WTC-CTF Emerging Companies Portfolio (nominee name: Landwatch & Co.)	(21)	650,000	650,000	0
British Columbia Investment Management Corporation (nominee name: Hare & Co.)	(21)	201,400	150,000	51,400
Oregon Investment Council (nominee name: Westcoast & Co.)	(21)	650,000	650,000	0
The Retirement Program Plan for Employees of Union Carbide Corporation (nominee name: Kane & Co.)	(21)	273,300	200,000	73,700
Navidec Financial Services, Inc.	(22)	500,000	500,000	0
John McKowen	(23)	617,392	617,392	0
Jolee McKowen	(24)	618,392	618,392	0
Ralph Armijo	(25)	63,912	63,912	0

Total		13,485,160	13,265,696	219,464

(1)
Assumes all shares of common stock offered hereby are sold.

(2)
Based upon information provided to the Company by the selling security holder, Mr. Michael Miller, acting as Manager, has sole voting power and sole investment power over these shares. Mr. Miller is affiliated with St. Philips Partners, a registered broker-dealer based in New Orleans, Louisiana.

(3)
Based upon information provided to the Company by the selling security holder, Messrs. Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III acting as Partners of Rubicon Fund Management LLP, have shared voting power and investment power over these shares.

(4)
Based upon information provided to the Company by the selling security holder, Mr. John S. Lemak, acting as General Partner, has sole voting power and sole investment power over these shares. Mr. Lemak is affiliated with Sandor Capital Master Fund L.P., a registered broker-dealer based in Dallas, Texas.

(5)
Based upon information provided to the Company by the selling security holder, Mr. Richard Adelaar, acting as Managing Partner, has sole voting power and sole investment power over these shares.

(6)
Based upon information provided to the Company by the selling security holder, Mr. Jonathan Glaser, acting as Member Manager, has sole voting power and sole investment power over these shares.

(7)
Based upon information provided to the Company by the selling security holder, Mr. Matthew D. Ockner acting as Managing Member of Columbus Capital Management, LLC, has sole voting power and sole investment power over these shares.

(8)
Based upon information provided to the Company by the selling security holder, Mr. Mark A. Lee acting as President & Manager, has sole voting power and sole investment power over these shares.

(9)
Based upon information provided to the Company by the selling security holder, Morgan Keegan & Company, Inc., a registered broker-dealer based in Memphis, Tennessee, has sole voting power and sole investment power over these shares.

(10)
Based upon information provided to the Company by the selling security holder, Messrs. L.H. Schmieding and Robby Zink, acting CEO and CFO respectively, have shared voting power and investment power over these shares.

(11)
Based upon information provided to the Company by the selling security holder, Mr. Graham R. Smith, acting as Managing General Partner, has sole voting power and sole investment power over these shares.

(12)
Based upon information provided to the Company by the selling security holder, Mr. Michael Ragins, acting as Manager, has sole voting power and sole investment power over these shares.

(13)
Based upon information provided to the Company by the selling security holder, Mr. Aaron R. Stanley, acting as Partner, has sole voting power and sole investment power over these shares.

(14)
Based upon information provided to the Company by the selling security holder, Mr. Matthew Fahey, acting as Vice President, has sole voting power and sole investment power over these shares. Mr. Fahey is affiliated with Marshall & Ilsley Investment Management Company, a registered broker-dealer based in Milwaukee, Wisconsin.

(15)
Based upon information provided to the Company by the selling security holder, Mr. Emanuel E. Geduld, acting as Senior Managing Member, has sole voting power and sole investment power over these shares.

(16)
Based upon information provided to the Company by the selling security holder, Mr. Alexander H.Bocock, acting as Managing Member, has sole voting power and sole investment power over these shares.

(17)
Mr. Alvarez has served as Vice President of Technology for BPZ Energy, Inc. since October 2004.

(18)
Based upon information provided to the Company by the selling security holder, Mr. David W. Berry, acting as Principal, has sole voting power and sole investment power over these shares.

(19)
Based upon information provided to the Company by the selling security holder, Mr. Pierre Lagrange, acting as Managing Director of GLG Partners LP, has sole voting power and sole investment power over these shares.

(20)
Based upon information provided to the Company by the selling security holder, Ms. Barbara Burger, acting as Director, has sole voting power and sole investment power over these shares.

(21)
Based upon information provided to the Company by the selling security holder, Wellington Management Company, LLP, a registered investment adviser, has sole voting power and sole investment power over these shares.

(22)
Represents 500,000 common shares pursuant to the terms and conditions of the Merger Agreement, dated as of July 8, 2004, by and between BPZ-Texas and Navidec, Inc.

(23)
Represents 117,392 common shares and options to purchase 500,000 shares pursuant to the terms and conditions of the Merger Agreement, dated as of July 8, 2004, by and between BPZ-Texas and

  Navidec, Inc. The options have a $1.30 strike price. Mr. McKowen was the former CEO of Navidec, Inc., a former Director of BPZ Energy, Inc. and is currently the CEO of Navidec Financial Services.

(24)
Represents 118,392 common shares and options to purchase 500,000 shares pursuant to the terms and conditions of the Merger Agreement, dated as of July 8, 2004, by and between BPZ-Texas and Navidec, Inc. The options have a $1.30 strike price. All such shares and options have been conveyed to Ms. McKowen pursuant to a qualified domestic relations order against her husband, Mr. John McKowen, from whom she is legally separated.

(25)
Represents 63,912 common shares pursuant to the terms and conditions of the Merger Agreement, dated as of July 8, 2004, by and between BPZ-Texas and Navidec, Inc. Mr. Armijo was the Chairman of the Board of Navidec, Inc., prior to the merger with BPZ-Texas.

DESCRIPTION OF OUR STOCK

Common Stock

        The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding common stock will be able to elect the entire Board of Directors and, if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. Our bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the by-laws.

        Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

        The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by existing shareholders and may dilute the book value of their shares.

        There are no provisions in the Bylaws or Charter of the Company which would delay, defer or prevent a change in control of the Company.

Preferred Stock

        The Company also has up to 25,000,000 shares of preferred stock available for future issuance. All authorized but unissued shares of preferred stock will be available for issuance in or or more series with rights and preferences, including any dividend, voting conversion, liquidation or redemption rights, to be established by the Board of Directors from time to time without further action by the shareholders, unless such action is otherwise required by applicable law.

        The holders of preferred stock will generally rank superior to holders of common stock in the collection of dividends, if any, and with respect to any asset distribution in the event of dissolution or bankruptcy. The holders of preferred stock may have the right to convert their preferred stock into common stock if that right is granted by the Board of Directors in the issuance of a particular series of preferred stock. The holders of preferred stock may have a greater expectation to a certain dividend if that right is included as part of the issuance of a series of preferred stock. The preferred stock may be issued with or without voting power, but in any case wil not be issued with superior voting power per share than the Company's common stock. Holders of the preferred stock will also not have preemptive rights to subscribe for any additional securities which may be issued by the Company.

Transfer Agent and Registrar

        The transfer agent for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

        Prior to June 5, 2002, our common stock was traded on the Nasdaq National Market under the symbol "NVDC". On that date, we commenced trading on the Nasdaq SmallCap Market. On August 18, 2003 Navidec received notice from the Nasdaq SmallCap Market that it was not in compliance with the rules regarding the minimum requirements for stockholders' equity. As a result, it began trading on the OTC Bulletin Board under the same symbol on Wednesday, August 20, 2003. In connection with the recent merger, we changed our name to BPZ Energy, Inc. and began trading under the symbol "BPZI" on February 7, 2005, also on the OTC Bulletin Board.

        The following table sets forth, for the periods indicated, the high and low prices of a share of our common stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market and the OTC Bulletin Board for the applicable time periods. The quotations provided for the over the counter market reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
2005
Second quarter	$6.40	$3.85
First quarter	6.50	3.20
2004
Fourth quarter	5.25	3.30
Third quarter	3.65	1.25
Second quarter	2.05	1.30
First quarter	1.20	0.98
2003
Fourth quarter	1.26	1.03
Third quarter	3.20	1.05
Second quarter	3.10	1.91
First quarter	2.55	1.90

Holders

        As of July 22, 2005, we had approximately 335 shareholders of record, plus an estimated 2,500 beneficial owners of our common stock.

Dividend Policy on Common Stock

        We have never paid cash dividends on our stock. For the foreseeable future, we intend to retain earnings, if any, to meet our working capital requirements and to finance future operations. Accordingly, we do not plan to declare or distribute cash dividends to the holders of our common stock in the foreseeable future.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Navidec, Inc. Stock Option Plan (1997)	250,000	$1.80	—
BPZ Long Term Incentive Compensation Plan	—	—	4,000,000
Equity compensation plans not approved by security holders:
Navidec, Inc. 2004 Stock Option Plan	920,152	$1.60	—
Warrants pursuant to Business Consulting Agreement	1,500,000	$2.00	—
Stock Options pursuant to Director's Agreement	1,000,000	$1.30	—

Total not approved by security holders	3,420,152	$1.69	—

Total all compensation plans	3,670,152	$1.70	4,000,000

Description of Equity Compensation Plans Not Approved by Security Holders

Navidec, Inc. 2004 Stock Option Plan

        Subsequent to the Merger, the Company discontinued the Navidec 2004 Stock Option Plan (the "Navidec Plan") and no options were granted under the Navidec Plan subsequent to the Merger. The following discussion pertains to the period prior to the Merger.

        On April 26, 2004, the Board of Directors of Navidec, Inc. adopted the Navidec Plan for current or former key employees, consultants and members of the Board of Directors of the Company or a subsidiary of the Company providing material services to the Company. The Navidec Plan was included as an exhibit to a registration statement on Form S-8 filed on June 15, 2004. The Board of Navidec, Inc. administers the Navidec Plan, or the Board may appoint a committee of two or more non-employee directors to administer the Navidec Plan. The Board or such committee may, in its sole discretion, select eligible optionees. The Board may also amend, modify or terminate the Plan at any time. None of these actions, however, shall affect any outstanding option under the Navidec Plan without the consent of the optionee holding the option.

        The Navidec Plan reserves 3,000,000 shares of common stock for issuance upon exercise of options. During the period from the establishment of the Navidec Plan until the date of the Merger, Navidec issued options to purchase 1,981,760 shares of common stock at an average exercise price of $1.36 per share. The Board will adjust the aggregate number of shares under the Plan if there is any change in the outstanding shares of stock of the Company because of a stock dividend or split, recapitalization, reclassification or other similar capital change. The options granted under the Plan expire on the earliest to occur of (i) the date set forth in such option, not to exceed 10 years from the date of grant; (ii) the third anniversary of the completion of the merger or sale of substantially all of the stock or assets of the Company with or to another company in which the Company is not the surviving corporation (except for merger with a wholly owned subsidiary); or (iii) the termination of the employment of an optionee for cause by the Company. Options may be subject to a vesting schedule as set forth in an option agreement. Notwithstanding any other terms, an option is fully vested and exercisable (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company with or to another company in which the Company is not the surviving corporation (except for merger with a wholly-owned subsidiary); (ii) upon termination of the optionee's employment because of death, disability or retirement upon reaching the age of 65; or (iii) upon retirement from the Board upon reaching the age of 70 for non-employee Directors. The Board may reprice outstanding options after the grant to provide for a lower option exercise price. The Board has the discretion to cancel outstanding Options in return for payment if an acquisition occurs with respect to the Company. No future options will be issued under this plan.

Warrants Issued Pursuant to Business Consulting Agreement

        In connection with the Merger, the Company entered into a Business Consulting Agreement with NFS under which NFS provided investor relations, public relations, and other financial advisory services to BPZ. This Business Consulting Agreement was included as an exhibit to a registration statement on Form SB-2 filed on February 14, 2005. Under this agreement, the Company granted to NFS fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per shares at any time prior to July 31, 2006. Pursuant to an agreement between the parties, NFS discontinued services under the Business Consulting Agreement effective May 6, 2005.

Stock Options Issued Pursuant to Director's Agreement

        In July 2004, BPZ entered into a Director Agreement with Mr. McKowen, then CEO of Navidec, related to his service as a Director to BPZ upon consummation of the Merger between Navidec and BPZ-Texas and until July 1, 2005 when he did not stand for re-election to the BPZ Board of Directors. Pursuant to that Agreement, Mr. McKowen received options to acquire up to 1,000,000 million shares of the Company's common stock at $1.30 per share. Of such option shares, 500,000 became vested upon the closing of the $6,000,000 private placement in September 2004. The remaining 500,000 shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants, provided such funding is received by the Company no later than September 10, 2006. Such options, when vested, expire ten (10) years from the date of grant.

LEGAL MATTERS

        Adams and Reese LLP will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

        Our consolidated balance sheets as of December 31, 2004, 2003 and the consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003 in this prospectus have been audited by Johnson, Miller & Co., independent registered public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

        On November 17, 2004, the Company engaged Johnson, Miller & Co. to replace Hein & Associates LLP as the Company's independent registered public accountants to audit the Company's financial statements for the year ended December 31, 2004. Johnson, Miller & Co. had been the independent registered public accountants of BPZ-Texas for the years ended December 31, 2002 and

2003. Hein & Associates LLP was dismissed as the Company's independent registered public accountants on the same date. The Company's Board of Directors approved the change in the Company's independent registered public accountants.

        The independent registered public accountant's report of Hein & Associates LLP dated March 13, 2004 for Navidec's financial statements for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to audit scope or accounting principles. However, the report did contain an explanatory fourth paragraph related to the uncertainty about Navidec's ability to continue as a going concern.

        The Company did not have any disagreements with Hein & Associates LLP during their engagement as the Company's independent registered public accountants.

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

        The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

        Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a Registration Statement on Form SB-2 that we filed with the Securities and Exchange Commission ("SEC"). Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

        The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Act of 1934. Our file number is 000-29098. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. In addition, the Company has recently developed a website (http://www.bpzenergy.com), on which we also make available, free of charge, all of the Company's above mentioned filings with the SEC, including Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Securities Act of 1934. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

FINANCIAL INFORMATION

BPZ ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,771,301	$4,014,191
Restricted cash	—	100,000
Other	54,240	72,159

Total current assets	1,825,541	4,186,350

Property and equipment:
Office equipment	13,884	5,662
Less accumulated depreciation	(808)	(157)

Net property and equipment	13,076	5,505
Restricted cash	1,300,000	—
Investment in SMC Ecuador, net	627,921	642,000

Total assets	$3,766,538	$4,833,855

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$212,994	$311,612
Notes payable	121,641	208,986
Accrued liabilities	203,536	54,342

Total current liabilities	538,171	574,940

Stockholders' equity:
Common stock, no par value, 20,000,000 authorized; 16,891,237 and 16,529,848 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively(a)	14,553,345	13,393,286
Additional paid in capital—warrants and stock options	8,342,566	9,502,625
Stock subscription receivable	(230,825)	(230,825)
Accumulated deficit	(19,436,719)	(18,406,171)

Total stockholders' equity	3,228,367	4,258,915

Total liabilities and stockholders' equity	$3,766,538	$4,833,855

(a)
As discussed in Note 5, such totals exclude 9,000,000 shares of common stock which are issuable pursuant to the terms of the Merger agreement with Navidec, Inc., but which cannot be issued until the shareholders have approved an increase in the number of authorized shares of the Company.

The accompanying notes are an integral part of these consolidated financial statements.

BPZ ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenue	$—	$—

Operating and administrative expenses:
General and administrative	960,789	102,445
Geological, geophysical and engineering	138,065	238
Depreciation expense	650	—

Total operating expenses	1,099,504	102,683

Operating loss	(1,099,504)	(102,683)
Other income (expense):
Investment income from SMC Ecuador, net of amortization	95,095	—
Interest expense	(5,662)	(15,800)
Amortization of deferred financing costs	(28,955)	—
Miscellaneous income	8,478	—

Total other income (expense)	68,956	(15,800)

Loss before income taxes	(1,030,548)	(118,483)
Income taxes	—	—

Net loss	$(1,030,548)	$(118,483)

Basic and diluted net loss per share	$(0.06)	$(0.03)

Weighted average common shares outstanding	16,706,527	4,103,454

The accompanying notes are an integral part of these consolidated financial statements.

BPZ ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

Three Months Ended March 31, 2005

	Common Stock
			Additional Paid in Capital	Stock Subscription Receivable	Accumulated Deficit
	Shares(a)	Amount				Total
Balance, December 31, 2004	16,529,848	$13,393,286	$9,502,625	$(230,825)	$(18,406,171)	4,258,915
Exercise of stock options assumed at acquisition	361,389	1,160,059	(1,160,059)	—	—	—
Net loss for the first quarter	—	—	—	—	(1,030,548)	(1,030,548)

Balance, March 31, 2005	16,891,237	$14,553,345	$8,342,566	$(230,825)	$(19,436,719)	$3,228,367

(a)
As discussed in Note 5, such totals exclude 9,000,000 shares of common stock which are issuable pursuant to the terms of the Merger agreement with Navidec, Inc., but which cannot be issued until the shareholders have approved an increase in the number of authorized shares of the Company.

The accompanying notes are an integral part of these consolidated financial statements.

BPZ ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(1,030,548)	$(118,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	650	—
Amortization of investment in SMC Ecuador	14,079	—
Amortization of deferred financing fees	28,955	—
Other current assets	(11,036)	—
Accounts payable	(98,617)	3,975
Accrued liabilities	149,193	1,150

Net cash used in operating activities	(947,324)	(113,358)

Cash flows from investing activities:
Property and equipment additions	(8,222)	—
Increase in restricted cash	(1,200,000)	—

Net cash used in investing activities	(1,208,222)	—

Cash flows from financing activities:
Borrowings	—	150,000
Payments on borrowings	(87,344)	—
Advances to affiliates	—	(37,800)

Net cash (used in) provided by financing activities	(87,344)	112,200

Net decrease in cash and cash equivalents	(2,242,890)	(1,158)
Cash and cash equivalents at beginning of period	4,014,191	8,156

Cash and cash equivalents at end of period	$1,771,301	$6,998

Supplemental cash flow information:
Cash paid for:
Interest	$6,754	$—

The accompanying notes are an integral part of these consolidated financial statements.

BPZ ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 and 2004
(Unaudited)

Note 1—Basis of Presentation and Significant Accounting Policies

Interim Reporting

        The unaudited consolidated financial statements of BPZ Energy, Inc. and its subsidiaries (the "Company") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission as they pertain to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods, on a basis consistent with the annual audited financial statements. All such adjustments are of a normal recurring nature. The consolidated balance sheet at December 31, 2004 is derived from the December 31, 2004 audited consolidated financial statements. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Organization

        BPZ Energy, Inc. ("BPZ" or the "Company"), a Colorado corporation, was incorporated in 1993. On September 10, 2004, the Company, at that time known as Navidec, Inc. ("Navidec"), consummated a reverse merger (the "Merger") with BPZ Energy, Inc., a Texas corporation,("BPZ-Texas"), an oil and gas exploration and production (E&P) company, whereby, BPZ-Texas became a wholly owned subsidiary of Navidec. For accounting purposes, the Merger was treated as an acquisition of Navidec by BPZ-Texas. In connection with the Merger, we changed our name to "BPZ Energy, Inc." on February 4, 2005. BPZ is headquartered in Houston, Texas and maintains an office in Lima, Peru. Though its name has been changed, the pre-Merger company may be referred to as Navidec in this filing to avoid confusion.

        The Merger agreement provided that all of the pre-Merger business operations, assets and liabilities of Navidec, Inc. be transferred to a wholly-owned subsidiary, Navidec Financial Services, Inc. ("NFS"), to be followed by the spin-off of NFS to the shareholders of record as of September 9, 2004. This transaction was deemed effective on a pre-Merger basis under the terms of the merger agreement.

        Our current business is the development and production of oil and natural gas reserves and the complementary development of gas-fired power generation in South America. In 2001, BPZ registered a branch in Peru, officially designated "BPZ Energy, Inc. Sucursal Peru." Presently, the Company has exclusive rights and licensing agreements for oil and gas exploration and production covering a total of approximately 2.76 million acres in four blocks in northwest Peru; Block Z-1, Block XIX, Area VI and Area XVI. In addition, in June 2004, BPZ acquired all of the capital stock of SMC Ecuador, Inc., a Delaware corporation which owns a non-operated working interest in certain producing properties in southwest Ecuador.

New Accounting Pronouncements

        In April 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") 19-1 ("FSP 19-1") "Accounting for Suspended Well Costs." This FSP provides guidance on the accounting for exploratory well costs to companies who use the successful efforts method of accounting. The FSP states that exploratory well costs should continue to be capitalized if: 1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and 2) sufficient progress is made in assessing the reserves and the well's economic and operating feasibility. If the exploratory well costs do not meet both to these criteria, these costs should be expensed, net of any salvage value. Additional annual disclosures are required to provide information about management's evaluation of capitalized exploratory well costs. In addition, the FSP requires the annual disclosure of: 1) net changes from the period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, 2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and 3) an aging of exploratory well costs suspended for greater than one year with the number of wells it related to. Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation. The guidance in the FSP is required to be applied to the first reporting period beginning after April 4, 2005 on a prospective basis to existing and newly capitalized exploratory well costs. The guidance provided in FSP 19-1 may affect the treatment of costs capitalized in future operations, but it would not have had a material effect on amounts recorded in our consolidated statements of financial position, results of operations or cash flow.

        In March 2005, the FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies the definition and treatment of conditional asset retirement obligations as discussed in SFAS Statement No. 143 "Accounting for Asset Retirement Obligations." A conditional asset retirement obligation is defined as an asset retirement activity in which the timing and/or method of settlement are dependent on future events that may be outside the control of the Company. FIN 47 states that a Company must record a liability when incurred for conditional asset retirement obligations if the fair value of the obligation is reasonably estimable. FIN 47 is intended to provide more information about long-lived assets, more information about future cash outflows for these obligations and more consistent recognition of these liabilities. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company does not believe that its financial position, results of operations or cash flows will be impacted FIN 47.

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R) "Share-Based Payment," an amendment to SAFS No. 123 which supersedes SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB 25. SFAS No. 123(R) also requires a public entity to present its cash flows provided by tax benefits from stock options exercised in the Financing Cash Flows section of the Statement of Cash Flows. In April 2005, the SEC issued Staff Accounting Bulletin 107 ("SAB 107") which provides guidance on SFAS No. 123 (R). SAB 107 permits registrants to choose an appropriate valuation technique or model to estimate the fair value of share options, assuming consistent application, and provides guidance for the development of assumptions used in the valuation process. Additionally, SAB 107 discusses additional disclosures to be made in registrants' periodic reports. Public companies will be required to implement SFAS 123(R) in the first fiscal year which begins after June 15, 2005. As we intend to use stock-based compensation in the future as a component of employee compensation, and we have previously followed the intrinsic method, the implementation of this pronouncement will reduce our future earnings or increase our future losses. The amount of such reductions may be significant, but cannot be estimated at this time.

Note 2—Other Current Assets

        Other current assets consist primarily of deferred financing costs related to the acquisition of SMC Ecuador, Inc. The Company is amortizing these costs to expense over the term of the financing.

Note 3—Restricted Cash and Performance Bonds

        In connection with its properties in Peru, the Company has obtained various performance bonds to guarantee its obligations and commitments. As of March 31, 2005 and December 31, 2004, BPZ had restricted cash deposits of $1,300,000 and $100,000, respectively, which collateralize performance bonds issued in those respective amounts.

        BPZ also has an additional $240,000 in performance bonds in connection with its properties in Peru. Two individual shareholders of the Company provided guarantees or collateral to the financial institutions which issued such bonds to secure the Company's performance.

        All of the performance bonds were issued by Peruvian banks and their terms are dictated by the corresponding license contract or technical evaluation agreement.

Note 4—Investment in SMC Ecuador and Notes Payable

        The Company has made an election to account for this investment under the cost method. Since substantially all of the assets of SMC Ecuador consist of producing oil and gas properties, we are amortizing this investment on a straight-line basis over the remaining term of the license agreement which expires in May of 2016. Accordingly, we recorded $14,079 of amortization expense in the first quarter of 2005.

        In connection with the acquisition of SMC, the Company had a note payable balance of $208,986 as of December 31, 2004. The note agreement requires monthly installment payments of $31,366, including imputed interest at 15%, through July 1, 2005. The remaining note payable balance as of March 31, 2005 was $121,641.

Note 5—Stockholders' Equity

        The Company has 20,000,000 shares of common stock, no par value, authorized by its Amended and Restated Certificate of Incorporation, of which 16,891,237 and 16,529,848 were issued and outstanding as of March 31, 2005 and December 31, 2004, respectively. In addition to the shares issued and outstanding, the Company has the following potentially dilutive securities. None of these potentially dilutive shares have been included in the calculation of earnings per share as the effect would be anti-dilutive. The Company intends to seek shareholder approval to increase the number of authorized shares to 250,000,000 at its 2005 annual meeting.

	March 31, 2005	December 31, 2004
Stock options outstanding	1,808,763	2,170,152
Warrants outstanding	2,629,000	2,629,000
Shares issuable to consultant for services	15,000	15,000
Earn-out shares issuable	9,000,000	9,000,000
Contingent earn-out shares	9,000,000	9,000,000

Total potentially dilutive securities	22,452,763	22,814,152

Stock Options Outstanding

        In connection with the Merger, BPZ, as the accounting acquirer, assumed 1,332,076 Navidec, Inc. stock options outstanding. All stock options were fully vested on the date of the Merger and expire on September 10, 2007. Exercise prices on these stock options range from $1.30 to $2.00 per share. Under the terms of the Merger agreement, the Company does not receive any of the proceeds from the exercise of these stock options. Pursuant to the Merger agreement, the Company's former subsidiary, NFS, is entitled to receive all proceeds from the exercise of these options. During the quarter ended March 31, 2005, there were 361,389 stock options exercised. As of March 31, 2005 and December 31, 2004, there were 808,763 and 1,170,152, respectively, of such stock options outstanding.

        Additionally, in connection with the Merger, 1,000,000 stock options were issued to the former CEO of Navidec, Inc. at an exercise price of $1.30 per share. The Company is entitled to the proceeds from the exercise of these options. There were no options granted, expired or forfeited during the period.

        All of the above stock options were recorded at fair market value as of the date of the Merger. Accordingly, no disclosure of pro forma results of operations under SFAS No. 123 is required.

Warrants Outstanding

        In connection with the Merger, BPZ, as the accounting acquirer, assumed outstanding warrants to purchase 1,129,000 shares of Navidec, Inc. common stock. Of this total, 564,500 warrants have an exercise price of $2.00 per share and 564,500 warrants have an exercise price of $4.00 per share. All of such warrants expire on August 31, 2005, unless there are certain delays in obtaining the effectiveness of a registration statement which includes the warrants. The warrants are callable if the stock trades at or above the exercise price for a period of 10 consecutive days and there is an effective registration statement which includes the warrants.

        Also in connection with the Merger, BPZ issued warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share in connection with an agreement for investor relations, public relations and other financial advisory services. Such warrants expire on July 31, 2006.

Shares Issuable to Consultant for Services

        As of March 31, 2005, the Company had an obligation to issue 15,000 shares to a consultant for services performed. Such shares cannot be issued until the shareholders have approved an increase in the number of authorized shares. Accordingly, the value of such shares, $63,750, has been reflected as a liability in the accompanying financial statements.

Merger Earn-Out Shares

        Under the terms of the Merger agreement, the Company is committed to issue an additional 18,000,000 shares to the former shareholders of BPZ-Texas on a contingent earn-out basis if BPZ is able to achieve certain reserve and production goals. The first earn-out target relating to reserves was achieved in December 2004 and 9,000,000 of the earn-out shares are issuable at this time. However, the earn-out shares can only be issued after the shareholders have approved an increase in the number of authorized shares of the Company. Accordingly, the 9,000,000 shares which have been earned are not recorded as outstanding of December 31, 2004. The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

Note 6—Affiliate and Related Party Transactions

        As of March 31, 2005 and December 31, 2004 there were no affiliate and related party balances. However, during the first quarter of 2004 (prior to the Merger), BPZ-Texas made cash advances to its parent, BPZ & Associates, Inc., totaling $37,800.

Note 7—Commitments and Contingencies

        The Company has various obligations and commitments in connection with its properties in Peru. At the current stage of operations, these obligations relate primarily to technical services and evaluations and are largely discretionary as to timing and amount. The Company performs a significant amount of these technical services using its internal staff and systems.

        In connection with its Block Z-1 property, the Company posted a $1,300,000 performance bond in January 2005. In order to obtain the performance bond, the Company deposited an equivalent amount in a restricted account in a Peruvian bank. To satisfy its current performance obligation under of Block Z-1 license agreement, the Company must drill at least one well or acquire a specified amount of seismic data prior to July 2006. The Company intends to satisfy its obligation by drilling a well which is currently budgeted to cost approximately $2,500,000.

        The Company will continue to make commitments in the ordinary course of business as it pursues its development plans for the properties.

Note 8—Legal Proceedings

        Navidec, Inc. was advised in February 2004 that the SEC was conducting an informal inquiry to determine whether Navidec, Inc. had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, the Company believes that the SEC's investigation relates, at least in part, to the restatement of reported earnings for the first and second quarters of 2003 by Navidec, Inc. This restatement was reported in Navidec, Inc.'s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

        On December 22, 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony, and would be conducting a formal investigation. We are cooperating fully with the SEC and are in discussions with the Commission regarding this matter. Although we intend to work to bring this matter to a prompt conclusion, we cannot make any assurance that the investigation will be solved positively or that it will not have negative effects on our limited resources or our ability to raise capital during the period of the investigation.

        As of March 31, 2005, a total of approximately $19,000, primarily in legal fees, had been incurred in connection with the SEC investigation. Pursuant to the Merger agreement, the Company has been indemnified by NFS for the costs of the SEC investigation. Accordingly, BPZ did not record these costs as an expense.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
BPZ Energy, Inc.

        We have audited the consolidated balance sheets of BPZ Energy, Inc. and Subsidiaries, as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BPZ Energy, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ JOHNSON, MILLER & CO.
Midland, Texas
April 11, 2005

BPZ Energy, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2004 and 2003

	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$4,014,191	$8,156
Restricted cash	100,000	—
Other	72,159	4,180

Total current assets	4,186,350	12,336

Property and equipment:
Office equipment	5,662	—
Less accumulated depreciation	157	—

Net property and equipment	5,505	—
Advances to affiliate	—	162,890
Other assets	—	240,000
Investment in SMC Ecuador	642,000	—

Total assets	$4,833,855	$415,226

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$311,612	$10,475
Notes payable	208,986	—
Accrued liabilities	54,342	14,650

Total current liabilities	574,940	25,125

Long-term debt	—	755,000
Stockholders' equity (deficit):
Common stock, no par value, 20,000,000 authorized; 16,529,848 and 4,103,454 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively	13,393,286	1,000
Additional paid in capital—warrants and stock options	9,502,625	—
Stock subscription receivable	(230,825)	—
Accumulated deficit	(18,406,171)	(365,899)

Total stockholders' equity (deficit)	4,258,915	(364,899)

Total liabilities and stockholders' equity (deficit)	$4,833,855	$415,226

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

Years ended December 31, 2004 and 2003

	2004	2003
Revenue	$—	$—

Operating and administrative expenses:
General and administrative	1,170,536	96,067
Geological, geophysical and engineering	360,965	—
Depreciation expense	157	—

Total operating expenses	1,531,658	96,067

Operating loss	(1,531,658)	(96,067)
Other income (expense):
Investment income in SMC Ecuador	190,621	—
Interest expense	(66,959)	—
Amortization of deferred financing costs	(360,439)	—
Merger costs	(16,284,966)	—
Miscellaneous income	13,129	1,445

Total other income (expense)	(16,508,614)	1,445

Loss before income taxes	(18,040,272)	(94,622)
Income taxes	—	—

Net loss	$(18,040,272)	$(94,622)

Net loss per share:
Primary	$(2.08)	$(0.02)
Fully Diluted	$(2.08)	$(0.02)

Weighted Average Shares Outstanding:
Primary	8,689,988	4,103,454
Fully Diluted	8,689,988	4,103,454

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity (Deficit)

Years ended December 31, 2004 and 2003

	Common Stock
			Additional Paid in Capital	Stock Subscription Receivable	Accumulated Deficit
	Shares	Amount				Total
Balance, December 31, 2002	4,103,454	$1,000	$—	$—	$(271,277)	$(270,277)
Net loss for the year	—	—	—	—	(94,622)	(94,622)

Balance, December 31, 2003	4,103,454	1,000	—	—	(365,899)	(364,899)

Reorganization of BPZ & Associates	—	(952,391)	—	—	—	(952,391)
Common stock issued for services	3,057,642	4,322,935	—	—	—	4,322,935
Conversion of long term debt to common stock	1,802,376	685,000	—	—	—	685,000
Common stock issued for cash and future consideration	236,528	350,000	—	(230,825)	—	119,175
Common stock deemed issued for the acquisition of Navidec, Inc.	4,742,178	2,972,689	—	—	—	2,972,689
Assumption of stock options outstanding	—	—	4,275,964	—	—	4,275,964
Exercise of stock options assumed at acquisition	161,924	519,776	(519,776)	—	—	—
Assumption of warrants outstanding	—	—	1,405,605	—	—	1,405,605
Common stock issued to related party in the merger	604,246	1,939,630	—	—	—	1,939,630
Warrants issued in connection with services	—	—	2,820,000	—	—	2,820,000
Stock options granted for services	—	—	1,520,832	—	—	1,520,832
Common stock sold for cash, net of offering costs	1,321,500	2,534,118	—	—	—	2,534,118
Conversion of notes payable to common stock	500,000	1,020,529	—	—	—	1,020,529
Net loss for the year	—	—	—	—	(18,040,272)	(18,040,272)

Balance, December 31, 2004	16,529,848	$13,393,286	$9,502,625	$(230,825)	$(18,406,171)	$4,258,915

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(18,040,272)	$(94,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	157	—
Amortization of deferred financing fees	360,439	—
Merger equity transaction costs	16,284,966	—
Changes in operating assets and liabilities:
Other current assets	(418)	—
Accounts payable	301,137	4,616
Accrued liabilities	39,693	10,470

Net cash used by operating activities	(1,054,298)	(79,536)

Cash flows from investing activities:
Property and equipment additions	(5,662)	—
Investment in SMC Ecuador	(1,070,000)	—
Other assets	140,000	(240,000)

Net cash used by investing activities	(935,662)	(240,000)

Cash flows from financing activities:
Borrowings	1,895,000	755,000
Payments on borrowings	(616,311)	—
Private placement proceeds, net	2,534,118	—
Cash acquired in merger transaction	2,972,689	—
Advances to affiliates	(789,501)	(449,270)

Net cash provided by financing activities	5,995,995	305,730

Net increase (decrease) in cash and cash equivalents	4,006,035	(13,806)
Cash and cash equivalents at beginning of period	8,156	21,962

Cash and cash equivalents at end of period	$4,014,191	$8,156

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows—Supplemental Information

Years Ended December 31, 2004 and 2003

	2004	2003
Cash paid for:
Interest	$63,943	$—
Non-cash transactions:
Assumption of outstanding stock options	$4,275,964	$—
Assumption of outstanding warrants	1,405,605	—
Issuance of common stock to related party	1,939,630	—
Issuance of warrants to related party	2,820,000	—
Grant of stock options to the former CEO of Navidec, Inc.	1,520,832	—
Issuance of common stock for financial advisory services	1,258,000	—
Issuance of common stock as compensation for past services	3,064,935	—
Conversion of note payable to common stock	1,020,529	—
Issuance of common stock for subscription receivable	230,825	—
Forgiveness of inter-company advances as part of corporate reorganization	952,391	—

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

Note 1—Basis of Presentation and Significant Accounting Policies

Organization and Basis of Presentation

        BPZ Energy, Inc.("BPZ" or the "Company"), a Colorado corporation, was incorporated in 1993. On September 10, 2004, the Company, at that time known as Navidec, Inc., consummated a reverse merger with BPZ Energy, Inc., a Texas corporation ("BPZ-Texas") established in 2001 as an oil and gas exploration and production (E&P) company whereby BPZ-Texas became a wholly owned subsidiary of the Navidec (see Note 2 to the Consolidated Financial Statements for detailed discussion regarding the Merger). For accounting purposes, the merger was treated as an acquisition of Navidec, Inc. by BPZ-Texas. In connection with the merger, we changed our name to "BPZ Energy, Inc." on February 4, 2005. BPZ is headquartered in Houston, Texas and maintains an office in Lima, Peru.

        Our current business is to develop, own and operate prospects and energy projects in South America. In 2001, BPZ registered a branch in Peru, officially designated "BPZ Energy, Inc. Sucursal Peru." Presently, the Company has exclusive rights and licensing agreements for oil and gas exploration and production covering a total of approximately 2.76 million acres in four blocks in northwest Peru; Block Z-1, Block XIX, Area VI and Area XVI. In addition, in June 2004, BPZ acquired all of the capital stock of SMC Ecuador, Inc., a Delaware corporation which owns a 10% non-operated working interest in certain producing properties in southwest Ecuador.

        Though its name has been changed, Navidec, Inc. may be referred to in the discussion contained in this filing by its former name to avoid confusion.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and branch offices. The Company's accounting policy regarding partnership or joint venture interests in oil and gas properties is to consolidate such interests on a pro-rata basis in accordance with accepted practice in the oil and gas industry. However, the Company has not been able to receive timely information to allow it to proportionately consolidate the 10% non-operated working interest owned by SMC Ecuador Inc. (see Note 5 to the Consolidated Financial Statements for detailed discussion regarding the Investment in SMC Ecuador). Accordingly, the Company has made an election to account for this investment under the cost method. As such, the Company will record its share of cash received or paid attributable to this investment as other income or expense. All intercompany balances and transactions have been eliminated.

Reporting and Functional Currency

        The U.S. Dollar is the functional currency for our operations in both Peru and Ecuador. Ecuador has adopted the U.S. Dollar as its official currency. Peru, however, uses its local currency, Nuevo Soles, in addition to the U.S. Dollar and therefore our financial results are subject to favorable or unfavorable fluctuations in the exchange rate and inflation of that country. We have adopted Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", which requires that the translation of the applicable foreign currency into U.S. dollars be performed for balance sheet monetary accounts using current exchange rates in effect at the balance sheet date, non-monetary accounts using historical exchange rates in effect at the time the transaction occurs, and for revenue and expense accounts using a weighted average exchange rate during the period reported. Accordingly, the gains or losses resulting from such translation are included in other income and expense in the consolidated statements of operations. Due to the relatively low level of activity to-date and the relatively steady exchange rate in Peru, translation differences, if any, are considered to be immaterial.

Use of Estimates

        Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the consolidated financial statements, and the disclosure of contingent assets and liabilities. Actual results could differ materially from these estimates.

Reclassifications

        Certain prior period amounts have been reclassified to conform to the current financial statement presentation.

Cash and Cash Equivalents

        The Company considers cash on hand, cash on deposit in banks, money market mutual funds and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Certain of the Company's cash balances are maintained in foreign banks which are not covered by deposit insurance. The cash balance in the Company's U.S. bank accounts may exceed federally insured limits.

Restricted Cash

        As discussed in Note 6 to the Consolidated Financial Statements, the Company has secured various performance bonds, collateralized by certificates of deposit, to guarantee its obligations and commitments in connection with its exploratory properties in Peru. All of the performance bonds have been issued by Peruvian banks and their terms are dictated by the corresponding License Contract or Technical Evaluation Agreement.

Debt Financing Costs

        As discussed in Note 4 to the Consolidated Financial Statements, certain financing costs related to the acquisition of SMC Ecuador, Inc. have been capitalized. The deferred debt financing costs are being amortized over the term of the financing.

Property and Equipment

        The Company follows the "successful efforts" method of accounting of its costs of acquisition, exploration and development of oil and gas properties. Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred. Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been found. If the determination is dependent upon the results of planned additional wells and required capital expenditures to produce the reserves found, the drilling costs will be capitalized as long as sufficient reserves have been found to justify completion of the exploratory well and additional wells are underway or firmly planned to complete the evaluation of the well. All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be non-productive or at the one year anniversary of completion of the well if proved reserves have not been attributed and capital expenditures as describe in the preceding sentence are not required. We assess our capitalized exploratory wells pending evaluation each quarter to determine whether costs should remain capitalized or should be charged to earnings. Other exploration costs, including geological and geophysical costs, are expensed as incurred. Seismic costs incurred to select development locations within a productive oil and gas field are typically treated as development costs and capitalized. Judgment is required to determine when the seismic programs are not within proved reserve areas and therefore would be charged to expense as exploratory. We recognize gains or losses on the sale of properties, should they occur, on a field-by-field basis.

        As of December 31, 2004, property and equipment consists only of office equipment which is stated at cost and is depreciated on a straight-line basis over the estimated 3 year useful life of the assets. Maintenance and repairs are expensed as incurred. Replacements, upgrades or expenditures which improve and extend the life of the assets are capitalized. When assets are sold, retired or otherwise disposed, the applicable costs and accumulated depreciation and amortization are removed from the appropriate accounts and the resulting gain or loss is recorded.

Impairment of Long-Lived Assets

        The Company periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following: a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

        The Company considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of these assets in reaction to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the expected future cash flows from an asset are less its carrying value.

Start-up Costs

        Start-up costs, including organizational restructuring expenses, are expensed as incurred.

Stock Based Compensation

        As permitted under SFAS 123, "Accounting for Stock-Based Compensation," the Company accounts for its stock-based compensation for options issued to employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). As such, for options granted to employees and directors, compensation expense is recorded on a straight-line basis over the shorter of the period that the services are provided or the vesting period, only if the current market price of the underlying stock exceeds the exercise price. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.

Income Taxes

        The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Environmental

        The Company is subject to environmental laws and regulations of various international, U.S. and foreign jurisdictions. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

        Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can be reasonably estimated.

Loss per Common Share

        In accordance with provisions of SFAS No. 128, Earnings per Share, basic earnings per share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted earnings per share equals basic earnings per share for the periods presented because the effects of potentially dilutive securities are antidilutive.

New Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R) "Share-Based Payment", which supersedes SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure" an amendment to SAFS No. 123. SFAS 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB 25. SFAS No. 123(R) also requires a public entity to present its cash flows provided by tax benefits from stock options exercised in the Financing Cash Flows section of the Statement of Cash Flows. Public companies with a calendar year-end will be required to adopt the provisions of the standard effective for periods beginning on or after June 15, 2005. As we intend to use stock-based compensation in the future as a component of employee compensation, and we have previously followed the intrinsic method, the implementation of this pronouncement will reduce our future earnings or increase our future losses. The amount of such reductions may be significant, but cannot be quantified at this time.

        In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets", an amendment of APB Opinion 29, for non-monetary exchanges of similar productive assets. SFAS No. 153 replaces this exception with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is not expected to effect our consolidated financial statements.

        In September 2004, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 106 which provides guidance regarding the interaction of SFAS No. 143 with the calculation of depletion and the full cost ceiling test of oil and gas properties under the full cost accounting rules of the SEC. The guidance provided in SAB 106 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

Note 2—Merger and Merger Costs

        As discussed in Note 1 of the Notes to Consolidated Financial Statements, pursuant to a merger agreement dated as of July 8, 2004 (the "Merger Agreement"), BPZ became a wholly-owned subsidiary of Navidec, Inc. effective September 10, 2004. Under the terms of the Merger Agreement, Navidec, Inc. issued 9,000,000 shares of the Company's common stock to the shareholders of BPZ and committed to issue an additional 18,000,000 shares to the shareholders of BPZ on a contingent earn-out basis if BPZ is able to achieve certain reserve and production goals. Such contingent earn-out shares can only be issued after the shareholders have approved an increase in the number of authorized shares of the Company. As a result of the issuance of the 9,000,000 shares of the Company's common stock to the shareholders of BPZ, the former shareholders of BPZ acquired a controlling interest in the Company.

        The Merger Agreement also provided that all of the pre-Merger business operations, assets and liabilities of the Company be transferred to a wholly-owned subsidiary, Navidec Financial Services, Inc. ("NFS"), to be followed by the spin-off of NFS to the shareholders of record as of September 9, 2004. All of the shares of NFS were distributed on February 3, 2005, though this transaction was deemed effective on a pre-merger basis under the terms of the Merger Agreement. This "spin-off" transaction requires registration with the SEC, and a registration statement on Form 10-SB was filed with the SEC by NFS for this purpose on January 31, 2005.

        With the exclusion of NFS, the only asset of Navidec, Inc. at the date of the reverse merger was cash in the amount of $2,882,689. This cash represented the net proceeds received prior to the closing of the Merger from the Private Placement discussed in Note 8 of the Notes to Consolidated Financial Statements. Accordingly, the issuance of 4,742,178 common shares which were deemed for accounting purposes to have been issued by BPZ to the pre-Merger shareholders of Navidec, Inc. was treated as a capital transaction in exchange for the net cash received in the Merger.

        The Merger Agreement also contained certain other key terms, which are summarized below:

  1)
  BPZ, as the accounting acquirer, assumed options to purchase 1,332,076 shares of Navidec, Inc. common stock, which had previously been issued to employees, directors and consultants of Navidec, Inc. and were outstanding on the date of the Merger. These options have exercise prices ranging from $1.30 to $2.00 per share. Such options were fully vested upon consummation of the Merger and may be exercised by the optionees at any time prior to September 10, 2007. Under the terms of the Merger Agreement, all proceeds received from the exercise of these stock options will be payable to NFS. As such, BPZ will be obligated to issue up to 1,332,076 additional shares but will not receive any cash proceeds from such issuances.

  2)
  BPZ, as the accounting acquirer, assumed outstanding warrants to purchase 1,129,000 shares of Navidec, Inc. common stock. Of such warrants, 564,500 shares have an exercise price of $2.00 per share and 564,500 shares have an exercise price of $4.00 per share. All of such warrants expire on August 31, 2005. The proceeds of such warrants, if and when exercised, will be received by BPZ.

  3)
  BPZ, as the accounting acquirer, issued 604,246 shares of common stock in the Merger to NFS.

  4)
  In connection with the Merger, BPZ entered into a Business Consulting Agreement with NFS under which NFS will provide investor relations, public relations and other financial advisory services to BPZ. Under this agreement, BPZ was obligated to pay NFS fees of $30,000 per month for period of twelve months ending on July 31, 2005. Such agreement was cancelable upon thirty days notice at any time after October 31, 2004. Additionally, BPZ agreed to grant to NFS fully vested warrants to purchase 1,500,000 shares of Navidec, Inc. common stock at an exercise price of $2.00 per share at any time prior to July 31, 2006. Pursuant to an agreement between the parties, NFS will discontinue services under the Business Consulting Agreement after May 6, 2005.

  5)
  In connection with the Merger and the Private Placement (as discussed in Note 8 of the Notes to Consolidated Financial Statements), BPZ granted options to purchase 1,000,000 shares of Navidec, Inc. common stock to the Chief Executive Officer of Navidec, Inc. prior to the Merger, at an exercise price of $1.30 per share. Of such option shares, 500,000 became vested upon the closing of the Private Placement with gross proceeds of at least $6,000,000. The remaining 500,000 option shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants, provided such funding is received no later than September 10, 2006. Such options, when vested, expire 10 years from the date of grant.

  6)
  In connection with the Merger and/or financial advisory services prior to the Merger, BPZ and Navidec, Inc. issued 700,000 shares of common stock as compensation for services.

  7)
  Prior to the Merger, BPZ issued 2,357,642 shares of common stock to directors, officers, employees and consultants of BPZ—Texas as compensation for past services to BPZ—Texas and BPZ & Associates, Inc.

        The above transactions were deemed to be costs of the Merger, and resulted in a charge to the income statement which is summarized below. For valuation purposes, all stock options and warrants were measured by the Black Scholes method utilizing market prices on the date of grant or assumption, historical volatilities of Navidec, Inc. common stock of 87%, a risk-free rate of 2.5% and no dividends. All of such options and warrants were required to be accounted for under SFAS No. 123 as they did not qualify for treatment under APB 25. All common shares issued prior to the Merger were valued at the closing price of Navidec, Inc. common stock on the date of the Merger Agreement and all common shares which were issued on the effective date of the Merger were valued at the closing price of Navidec, Inc. common stock on such date.

1	Assumption of outstanding stock options	$4,275,964
2	Assumption of outstanding warrants	1,405,605
3	Issuance of common stock to related party	1,939,630
4	Issuance of warrants to related party	2,820,000
5	Grant of stock options to former CEO of Navidec, Inc.(a)	1,520,832
6	Issuance of common stock for financial advisory services	1,258,000
7	Issuance of common stock as compensation for past services	3,064,935

	Total merger costs	$16,284,966

(a)
Such options also have future compensation expense of $1,399,168, which will be recognized over the remaining 23 month vesting period unless the Company concludes that such options are no longer probable of vesting.

Note 3—Reorganization of BPZ—Texas and BPZ & Associates, Inc.

        Prior to the execution of the Merger Agreement on July 8, 2004, BPZ—Texas was a wholly-owned subsidiary of BPZ & Associates, Inc. Immediately prior to the date of the Merger Agreement, BPZ & Associates, Inc. reorganized its capital structure to distribute shares of BPZ—Texas to certain shareholders of BPZ & Associates, Inc. and to provide that BPZ—Texas would forgive intercompany advances, which totaled $952,391, immediately prior to the Merger. This reorganization is reflected as a capital transaction in the accompanying consolidated financial statements.

Note 4—Other Current Assets

        As of December 31, 2004, other current assets of $72,159 consisted primarily of capitalized financing costs related to the acquisition of SMC Ecuador, Inc. The Company is amortizing these costs to expense over the term of the financing. In addition, the Company expensed $360,438 of deferred financing costs pursuant to the conversion of part of the note payable to common stock, as discussed in Note 5 of the Notes to Consolidated Financial Statements.

Note 5—Investment in SMC Ecuador and Notes Payable

        In June 2004, BPZ acquired 100% of the common stock of SMC Ecuador, Inc., a Delaware corporation ("SMC"), and the owner of a 10% interest in certain non-operated oil and gas energy producing properties located in the Republic of Ecuador (the "Santa Elena Properties"). The Santa Elena Properties currently produce approximately 2,000 barrels of oil per day. In order to finance the acquisition, BPZ entered into a debt arrangement in the amount of $1,375,000 (the "Loan") with an individual (the "Lender"). The Loan was to be repaid in 36 equal installments, paid monthly, bearing an effective interest rate of 15%. The proceeds of the debt financing were used to pay for the cost of the acquisition of $1,070,000 plus $69,670 of transaction costs. The remainder of the borrowings, or $235,330, was used for general corporate purposes. The Lender held a first lien on the common stock of SMC as collateral. Upon full repayment of the Loan by BPZ, the Lender was entitled to receive ownership of forty percent (40%) of the interests of SMC in the Santa Elena Properties (or a 4% derivative working interest in the Santa Elena Properties). Accordingly, 40% of the acquisition cost, or $428,000 is considered as additional financing costs and were capitalized.

        In September 2004, BPZ reached an agreement with the Lender to cancel the above agreement and enter into a new agreement whereby BPZ converted $1,000,000 of the principal balance of the Loan, plus $20,529 of accrued interest, into 500,000 shares of Company stock. The remaining balance of the Loan, or $293,136 will be payable in 10 equal monthly installments with interest imputed at 15%. The agreement to convey beneficial ownership of a 4% derivative working interest in the Santa Elena Properties was also accelerated to the date of the agreement. Accordingly, BPZ now owns a 6% effective working interest in the Santa Elena Properties.

        As of December 31, 2004, the remaining balance of the note payable, or $208,986 will be payable in 7 equal monthly installments with interest imputed at 15%.

        The Company's accounting policy regarding partnership or joint venture interests in oil and gas properties is to consolidate such interests on a pro-rata basis in accordance with accepted practice in the oil and gas industry. However, the Company has not been able to receive timely information to allow it to consolidate the 10% non-operated working interest owned by SMC, which is effectively a 6% net working interest. Accordingly, the Company has made an election to account for this investment under the cost method. As such, the Company will record its share of cash received or paid attributable to this investment as other income or expense.

Note 6—Restricted Cash and Other Assets

        As of December 31 2004, the Company, in connection with its exploratory properties in Peru, has obtained various performance bonds totaling $340,000, of which $100,000 is collateralized by a restricted cash deposit, to guarantee its obligations and commitments. The $100,000 deposit is classified as a current asset as the associated performance bond expires in March 2005. The remaining $240,000 obligation has been guaranteed by two individual shareholders of the Company in amounts of $200,000 and $40,000.

        As of December 31, 2003 the Company had secured various performance bonds totaling $240,000, of which $200,000 was collateralized by a deposit, to guarantee its obligations and commitments.

        All of the performance bonds were issued by Peruvian banks and their terms are dictated by the corresponding license contract or technical evaluation agreement.

Note 7- Long-Term Debt

        At December 31, 2003, the Company had long-term debt of $755,000, consisting of two unsecured notes payable to individuals. Both notes had similar terms, bearing interest at 7%, with payments of interest due on a monthly basis and the principal balance due at maturity in February 2006. During 2004, the Company made additional borrowings of $520,000 under terms similar to the previous borrowings. Of such amount, $240,000 was used to replace previous borrowings. Prior to the Merger, all of the outstanding long-term debt obligations of the Company were converted to common stock under negotiated agreements. There was no long-term debt outstanding at December 31, 2004.

Note 8—Stockholders' Equity

Private Placement of Common Stock

        In connection with the Merger, Navidec, Inc. was obligated to complete a private placement of common stock, the proceeds of which are intended to be used in the business operations of BPZ Energy, Inc. and for general corporate purposes. The offering covered a minimum of 1,500,000 shares and a maximum of 3,000,000 shares at an offering price of $2.00 per share before placement agent fees and other offering costs. It was a requirement that the offering achieve at least the minimum number of shares prior to consummation of the Merger.

        As of September 10, 2004, Navidec, Inc. had received gross cash proceeds of $3,357,000 ($2,882,689 net of offering costs) from the sale of 1,678,500 shares of common stock in the private placement and the Merger was consummated. Subsequent to the consummation of the Merger, the Company sold the remaining 1,321,500 shares for gross cash proceeds of $2,643,000 ($2,534,118 net of offering costs).

Stock Options

        The Company does not currently have any stock option or stock compensation plans. The Company assumed stock options outstanding under the previous Navidec stock option plan, but no future options will be issued under this plan. All options outstanding under the plan were fully vested on the date of the Merger and expire on September 10, 2007. There were no options granted, expired or forfeited during the period.

        During the period between the Merger and December 31, 2004, stock options representing 161,924 shares of common stock were exercised. As discussed in Note 2 of the Notes to Consolidated Financial Statements, 1,332,076 stock options were outstanding at the date of the Merger and were assumed by the combined company in connection with the Merger. However, under the terms of the Merger Agreement, the Company does not receive any of the proceeds from the exercise of these stock options. Pursuant to the Merger Agreement, NFS is entitled to receive all proceeds from the exercise of these options. As of December 31, 2004, there were 2,170,152 of these stock options outstanding, including 1,000,000 shares issued to the former CEO of Navidec, Inc. in connection with the Merger at an exercise price of $1.30 per share as discussed in Note 2 of the Notes to Consolidated Financial Statements. All of such stock options were recorded at fair market value as of the date of the Merger. Accordingly, no disclosures of pro forma results of operations under SFAS No. 123 are required.

Warrants Outstanding

        In connection with the Merger, BPZ, as the accounting acquirer, assumed outstanding warrants to purchase 1,129,000 shares of Navidec, Inc. common stock. Of such warrants, 564,500 shares have an exercise price of $2.00 per share and 564,500 shares have an exercise price of $4.00 per share. All of such warrants expire on August 31, 2005, unless there are delays in obtaining the effectiveness of a registration statement which includes the warrants. The warrants are callable if the stock trades at or above the exercise price for a period of 10 consecutive days and there is an effective registration statement which includes the warrants.

        At December 31, 2004, the Company had outstanding warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share. Such shares were issued to NFS in connection with a Business Consulting Agreement as more fully discussed in Note 2 of the Notes to Consolidated Financial Statements.

Merger Earn-Out Shares

        Under the terms of the Merger Agreement, the Company is committed to issue an additional 18,000,000 shares to the shareholders of BPZ on a contingent earn-out basis if BPZ is able to achieve certain reserve and production goals. The first earn-out target relating to reserves was achieved in December 2004 and 9,000,000 of the earn-out shares are issuable at this time. However, the contingent earn-out shares can only be issued after the shareholders have approved an increase in the number of authorized shares of the Company. Accordingly the 9,000,000 shares which have been earned are not recorded as outstanding of December 31, 2004. The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

Note 9—Affiliate and Related Party Transactions

        At December 31, 2003, the Company had a receivable of approximately $162,800 due from BPZ & Associates, Inc., which was the parent of the Company prior to the Merger. Additionally, BPZ—Texas made additional cash advances to BPZ & Associates, Inc. totaling $789,591 prior to the Merger. As discussed in Note 3 of the Notes to Consolidated Financial Statements, these advances, totaling $952,391, were forgiven as part of the reorganization of BPZ—Texas and BPZ & Associates, Inc. in connection with the Merger.

        As reflected in the Merger Agreement, BPZ & Associates, Inc. retained a 10% cost-free overriding royalty interest in the gross revenues, net of government royalties, of the four blocks in Peru consisting of Block Z-1, Block XIX, Area VI and Area XVI on which the Company has exclusive rights and licensing agreements for oil and gas exploration and production. BPZ & Associates, Inc. is an entity controlled by certain officers and directors of the Company. After further study, the Board of Directors has concluded that it will be better for the Company and its shareholders to eliminate this overriding royalty interest and to put into place a more traditional management incentive plan based upon the results of the Company related to the operations of such blocks and other appropriate measures of Company success. Accordingly, BPZ & Associates, Inc. has agreed to relinquish this 10% overriding royalty interest in lieu of a more traditional incentive compensation arrangement to be determined by the Board of Directors.

Note 10—Income Taxes

        There was no income tax expense or benefit to report for the years ended December 31, 2004 and 2003. A reconciliation of income taxes at the statutory rate to the Company's effective rate is as follows for the years ended December 31:

	2004	2003
Benefit computed at the expected statutory rate	$(6,133,692)	$(32,154)
Less: valuation allowance	6,133,692	32,154

Income tax expense	$—	$—

Note 11—Commitments and Contingencies

        The Company has various obligations and commitments in connection with its properties in Peru. At the current stage of operations, these obligations relate primarily to technical services and evaluations and are largely discretionary as to timing and amount. The Company performs a significant amount of these technical services using its internal staff and systems.

        In connection with its Block Z-1 property, the Company was obligated to post a $1,300,000 performance bond in January 2005. In order to obtain the performance bond, the Company deposited an equivalent amount in a restricted account in a Peruvian bank. To satisfy its performance obligation, the Company must drill at least one well before July 2006. This well is currently budgeted to cost approximately $2,500,000.

        The Company will continue to make commitments in the ordinary course of business as it pursues its development plans for the properties.

Note 12—Legal Proceedings

        Navidec, Inc. was advised in a letter dated February 24, 2004 that the SEC was conducting an informal inquiry to determine whether Navidec, Inc. had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, the Company believes that the SEC's investigation relates, at least in part, to the restatement of reported earnings for the first and second quarters of 2003 by Navidec, Inc. This restatement was reported in Navidec, Inc.'s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

        On December 22, 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to take Testimony, and would be conducting a formal investigation. We are cooperating fully with the SEC and are in discussions with the Commission regarding this matter. Although we intend to work to bring this matter to a prompt conclusion, we cannot make any assurance that the investigation will be solved positively or that it will not have negative effects on our limited resources or our ability to raise capital during the period of the investigation.

Note 13—Minimum Lease Payments

        The Company leases office space in Houston, Texas under a twelve-month renewable operating lease and in Lima, Peru under a month-to-month operating lease. The Company assumed the lease for the Houston office in connection with the Merger. Prior to September 2004, the lease was paid by BPZ & Associates, Inc. Total rent expense incurred for the years ended December 31, 2004 and 2003 was approximately $18,000 and $4,600 respectively.

BPZ ENERGY, INC.

13,265,696 Shares of Common Stock

PROSPECTUS

                        , 2005

        You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

        Until 90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the provisions of Article 109 of Colorado Business Corporation Act and our Articles of Incorporation, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Article 7-109-102 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person's conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation's best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person's conduct was unlawful.

        Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. Additionally, our Articles of Incorporation and Bylaws grant us the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne entirely by us and not the selling stockholders. Such expenses are estimated to be as follows:

Item	Amount
SEC Registration Fee	$7,916
Transfer Agent Fee	—
Legal Fees	20,000
Printing and Engraving Fee	3,000
Accounting Fees	5,000

Total	$35,916

Note: The above costs are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

        On September 2, 2003, the Company began a private placement offering of up to 1,250,000 units at $1, each unit consisting of one common share, one "A" Warrant and one "B" Warrant. The "A" Warrant is exercisable at $2.00 until August 31, 2005. The Company has the right to call the "A" warrant if the trading price of the Company common stock is above $2.00 for more than 10 consecutive trading days. The "B" Warrant is exercisable at $4.00 and expires on August 31, 2005. The Company has the right to call the warrant if the trading price of the Company common stock is above $4.00 for more than 10 consecutive trading days. The Company closed the private placement on January 30, 2004. The Company sold a total of 564,500 units for gross proceeds of $564,000.

        In connection with the Merger of Navidec and BPZ-Texas (the "Merger"), the Company issued 9,000,000 shares of common stock in a stock for stock exchange to the shareholders of BPZ Energy, Inc. This transaction is more fully discussed in Note 2 of the Notes to the Consolidated Financial Statements for the fiscal year ended December 31, 2004 and 2003.

        In connection with the Merger, the Company issued 604,246 shares of common stock to Navidec Financial Services ("NFS"), previously a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger agreement, NFS was spun off to the shareholders of record of Navidec, Inc. immediately prior to the consummation of the Merger.

        On September 29, 2004, the Company issued 500,000 shares of common stock to an individual in exchange for the retirement of $1,020,529 of debt.

        The Company issued 250,000 common shares to an individual in June 2005 in exchange for a 4% derivative working interest in SMC Ecuador, Inc.'s, Santa Elena Property.

        As of September 30, 2004, the Company closed a private placement of common stock for cash that began on July 27, 2004. The offering raised a total of $6,000,000 in gross proceeds through the sale of 3,000,000 common shares at a price of $2.00 per share to a total of 5% accredited investors. The Company intends to use the net proceeds of this offering to develop its existing oil and gas properties, to acquire new properties, and for general working capital purposes, as management deems appropriate. The proceeds of the offering were approximately $5,507,000 after deducting placement agent fees of $360,000 and other offering expenses of $133,000.

        In connection with the Merger, the Merger Agreement provided for an initial issuance of 9,000,000 shares of Common Stock with earn-out provisions providing for an additional 18,000,000 shares (the "Earn-out Shares") should two independent reserve and production benchmarks be reached. The first Earn-out Share target relating to reserves was achieved in December 2004 and 9,000,000, or 50%, of the Earn-out Shares were issued on July 1, 2005.

        On July 19, 2005, the Company completed a private placement of 11,466,000 shares of common stock, no par value, pursuant to a Stock Purchase Agreement dated as of July 19, 2005. The common stock was priced at $3.00 per share resulting in gross proceeds to the Company of approximately $34.4 million. Net proceeds from the private placement are estimated to be $31.8 million. For its services as placement agent in connection with the transaction, Morgan Keegan & Company, Inc. received 7% of the gross proceeds delivered to the Company at the closing and warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share. Such warrants expire on July 19, 2010.

        The shares of common stock issued during the period were exempted from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Shares in the private placement were only offered to select accredited investors (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

EXHIBITS

3.1
Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc. (incorporated by reference to Exhibit 3.1 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 Amendment No. 2 declared effective July 18, 2005 (SEC File No. 333-122816)).
3.2
Amended and Restated Bylaws of ACI Systems, Inc. (incorporated by reference to exhibit 3.2 to Navidec's Registration Statement on Form SB-2 declared effective February 10, 1997 (SEC File Number 333-14497)).
3.3
Articles of Merger and Agreement and Plan of Merger Between ACI Systems, Inc. and Interactive Planet, Inc. (incorporated by reference to exhibit 3.3 to Navidec's Registration Statement on Form SB-2 declared effective February 10, 1997 (SEC File Number 33-14497)).

4.1
Form of Certificate for Common Stock of BPZ Energy, Inc., a Colorado corporation (incorporated by reference to Exhibit 4.1 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816)).
5.1	*	Opinion on Legality
10.1		Merger Agreement between Navidec, Inc. and BPZ, Inc. (incorporated by reference to exhibit 10.1 from Navidec's Form 8-K filed July 13, 2004).
10.2		Closing Agreement between Navidec, Inc. and BPZ, Inc. (incorporated by reference to exhibit 10.1 from Navidec's Form 8-K filed September 14, 2004).
10.3
Business Consulting Agreement dated July 8, 2004 by and between BPZ Energy, inc., a Colorado corporation, and Navidec Financial Services, Inc., a Colorado corporation. (incorporated by reference to Exhibit 10.3 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816)).
10.4
License Contract from the Government of Peru for Block Z-1 (incorporated by reference to Exhibit 10.5 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816) ).
10.5		Amendment to License Contract from the Government of Peru for Block Z-1 (incorporated by reference to Exhibit 10.5 to BPZ Energy, Inc. Form 10-KSB filed April 15, 2005).
10.6
License Contract from the Government of Peru for Block XIX (incorporated by reference to Exhibit 10.6 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816) ).
10.7
Technical Evaluation Agreement from the Government of Peru for Area VI (incorporated by reference to Exhibit 10.7 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816)).
10.8
Promotional Technical Evaluation Agreement from the Government of Peru for Area XVI (incorporated by reference to Exhibit 10.8 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816)).
10.9		Stock Purchase Agreement dated as of July 19, 2005 (incorporated by reference to exhibit 10.1 from BPZ Energy Inc.'s Form 8-K filed July 8, 2005).
16.1		Letter from Hein & Associates, LLP (incorporated by reference to Exhibit 16.1 from Navidec's Form 8-K filed November 18, 2004)
21.1
Subsidiaries of the Small Business Issuer (incorporated by reference to Exhibit 21.1 to BPZ Energy, Inc.'s Registration Statement on Form SB-2 declared effective July 18, 2005 (SEC File No. 333-122816)).
23.1	*	Consent of Accountant
23.2	*	Consent of Attorney (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on the Signature Page hereto)

*
Filed herewith.

**
To be filed by amendment.

UNDERTAKINGS

        The undersigned registrant hereby undertakes to:

1.
File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.
Include any prospectus required by section 10(a)(3) of the Securities Act;

b.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and not withstanding the foregoing, any increase or decrease in volume of securities offered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.
Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.
File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, state of Texas, on July 27, 2005.

BPZ ENERGY, INC.
By:	/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER Manuel Pablo Zúñiga-Pflücker Chief Executive Officer, President and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Manuel Pablo Zúñiga Pflücker and Randall D. Keys, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER Manuel Pablo Zúñiga-Pflücker President, Chief Executive Officer and Director	By:	/s/ RANDALL D. KEYS Randall D. Keys Chief Financial Officer
Date:	July 27, 2005	Date:	July 27, 2005
By:	/s/ FERNANDO ZÚÑIGA Y RIVERO Dr. Fernando Zúñiga y Rivero Director and Chairman of the Board	By:	/s/ GORDON GRAY Gordon Gray Director
Date:	July 27, 2005	Date:	July 27, 2005

S-1

By:	/s/ THOMAS KELLY Thomas Kelly Director	By:	/s/ JOHN J. LENDRUM III John J. Lendrum III Director
Date:	July 27, 2005	Date:	July 27, 2005
By:	/s/ E. BARGER MILLER III E. Barger Miller III Director	By:	/s/ DENNIS G. STRAUCH Dennis G. Strauch Director
Date:	July 27, 2005	Date:	July 27, 2005

S-2

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Table of Contents
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
BUSINESS AND PROPERTIES
BPZ PERU PROPERTIES
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
LEGAL PROCEEDINGS
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
PLAN OF DISTRIBUTION
SELLING SECURITY HOLDERS
DESCRIPTION OF OUR STOCK
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
BPZ ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
BPZ ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
BPZ ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Unaudited) Three Months Ended March 31, 2005
BPZ ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
BPZ ENERGY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2005 and 2004 (Unaudited)
BPZ Energy, Inc. and Subsidiaries Consolidated Balance Sheets As of December 31, 2004 and 2003
BPZ Energy, Inc. and Subsidiaries Consolidated Statements of Operations Years ended December 31, 2004 and 2003
BPZ Energy, Inc. and Subsidiaries Consolidated Statements of Stockholders' Equity (Deficit) Years ended December 31, 2004 and 2003
BPZ Energy, Inc. and Subsidiaries Consolidated Statements of Cash Flows Years ended December 31, 2004 and 2003
BPZ Energy, Inc. and Subsidiaries Consolidated Statements of Cash Flows—Supplemental Information Years Ended December 31, 2004 and 2003
BPZ Energy, Inc and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2004 and 2003
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
RECENT SALES OF UNREGISTERED SECURITIES
EXHIBITS
UNDERTAKINGS
SIGNATURE